AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON

                                March 19, 2003

                           REGISTRATION NO. 333-87328

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               AMENDMENT NO. 4 to

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          CREATIVE HOST SERVICES, INC.

                 (Name of small business issuer in its charter)

                                   CALIFORNIA
                         (State or other jurisdiction of
                         incorporation or organization)

                                      5812
                          (Primary Standard Industrial
                           Classification Code Number)

                                   33-1069494
                      (I.R.S. Employer Identification No.)

                               16955 Via Del Campo
                                    Suite 110
                           San Diego, California 92127
                                 (858) 675-7711
             (Address and telephone number of Registrant's principal
               executive offices and principal place of business)

                                    Sayed Ali
                               16955 Via Del Campo
                                    Suite 110
                           San Diego, California 92127
                                 (858) 675-7711
            (Name, address and telephone number of agent for service)

                                   COPIES TO:

                             M. Richard Cutler, Esq.
                                Cutler Law Group
                         3206  West  Wimbledon  Drive
                            Augusta,  Georgia  30909

                Approximate Date of Proposed Sale to the Public.
   As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If the shares of common stock are offered by the selling securityholders on a delayed or continuous basis pursuant to Rule 415 under the securities act, check the following box. [X]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                       AMOUNT       PROPOSED MAXIMUM    PROPOSED MAXIMUM   AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES . .  BEING        OFFERING PRICE      AGGREGATE          REGISTRATION
TO BE REGISTERED. . . . . . . . . . .  REGISTERED   PER SHARE           OFFERING PRICE     FEE
- -------------------------------------  -----------  ------------------  -----------------  -------------
Common Stock. . . . . . . . . . . . .      435,375  $         1.75 (1)  $         761,906  $      190.48
- -------------------------------------  -----------  ------------------  -----------------  -------------
Common Stock issuable
upon conversion of Convertible Notes.      804,762  $         1.05 (2)  $         845,000  $      211.25
- -------------------------------------  -----------  ------------------  -----------------  -------------
Common Stock issuable
upon exercise of Warrants . . . . . .      633,750  $         2.00 (3)  $       1,267,500  $      316.88
- -------------------------------------  -----------  ------------------  -----------------  -------------
       Total Registration Fee . . . .                                                      $      718.61


1. The filing fee was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based on the closing price for the referenced common stock on the Nasdaq Small Cap Market on February 21, 2003 of $1.76 per share at a fee of $0.00025 per share.

2. Reflects a total of 16.9 Units issued, each consisting of one $50,000 convertible note and 37,500 warrants to purchase common stock at $2.00 per share. Price reflects the conversion price of the Convertible Notes.

3.  Reflects  the  exercise  price  of  the  Warrants.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS

1,873,887  shares  of  common  stock

                          CREATIVE HOST SERVICES, INC.

Creative Host Services, Inc. is registering for the resale by selling shareholders, the following shares:

- 410,375 shares for resale by GCA Strategic Investment Fund, LP who received the shares upon conversion of a convertible debenture;
-    804,762  shares  issuable  upon  conversion  of  convertible  notes;
-    633,750  shares issuable upon exercise of warrants at $2.00 per share; and
-    25,000 shares for our legal counsel. See "Selling Shareholders" on page 30.

INVESTING IN THE COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR
ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

All of the common stock registered by this prospectus will be sold by the selling shareholders on their own behalf at the prevailing market price when they are sold. The Company's common stock is traded on the Nasdaq small cap market under the symbol "CHST". On February 21, 2003, the last reported sale price for the common stock on the Nasdaq small cap market was $1.76 per share.

           THE  DATE  OF  THIS PROSPECTUS  IS  March  19,  2003

                               PROSPECTUS SUMMARY

                          CREATIVE HOST SERVICES, INC.

We acquire and operate food, beverage and other concessions at airports throughout the United States. We currently operate approximately 100 operating concession facilities at 26 airports, 98 of which we own and two of which we have franchised, including concessions at Los Angeles International Airport, Denver International Airport, Portland International Airport, and the airports in Orange County and Ontario, California; Madison and Appleton, Wisconsin; Lexington, Kentucky; Greensboro (Piedmont Triad), North Carolina; Pittsburgh and Allentown, Pennsylvania; Roanoke, Virginia; Columbia, South Carolina; Sioux Falls, South Dakota; Cedar Rapids and Des Moines, Iowa; Baton Rouge and Shreveport, Louisiana; Midland, Texas; Albany, New York; Boston, Massachusetts, Saginaw (MBS), Michigan, Orlando Sanford International, Florida and San Antonio, Texas. The airport contracts include concessions that range from a concession to operate single and multiple food and beverage outlets to a master concession to operate all food and beverage, as well as news and gift and merchandise, locations at an airport. Our airport concession business is complemented by in flight catering contracts we obtain from major airlines at certain airports.

Our offices are located at 16955 Via del Campo, Suite 110, San Diego, California 92127. Our telephone number is (858) 675-7711. You can learn more about our Company through our web site at www.creativehostservices.com.

We are registering 410,375 shares for resale by selling shareholders, all of which were obtained upon conversion of a convertible debenture. We sold 16.9 Units for $845,000, each of which consists of one $50,000 convertible note and warrants to purchase 37,500 shares of common stock. We are registering 804,762 shares which may be obtained upon conversion of the convertible notes (which are convertible at $1.05 per share) and 633,750 shares issuable upon exercise of the warrants (which are exercisable at $2.00 per share). Finally, we are registering 25,000 shares issued to our legal counsel for legal services rendered in this registration statement and other corporate services (which were issued and valued at $1.02 per share).

SUMMARY  FINANCIAL  DATA

The following table sets forth some of the information which appears in our financial statements as of December 31, 2001 and for the two years then ended, and our interim financial statements for the nine months ended September 30, 2002. This financial data does not provide all of the financial information contained in our financial statements and related notes contained elsewhere in this prospectus. Therefore, this financial data should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus and our financial statements and related notes included elsewhere in this prospectus.


STATEMENT OF OPERATIONS
                                       Nine Months Ended           Year Ended
                                          September 30             December 31
                                       ----------------       --------------------
                                            2002              2001            2000
                                         (unaudited)
                                       -------------    --------------    -------------

Total Revenue                          $  25,723,451    $   30,745,851     $ 23,725,859
Total Operating Costs and Expenses.    $  24,067,723    $   29,517,249     $ 22,896,001
Income from Operations                 $   1,655,728    $    1,228,602     $    829,858
Extraordinary Item                     $           -           128,261     $          -
Net Income (Loss)                      $   1,134,646    $      586,261     $    (68,328)
Net Income (Loss) Per Share - Basic
 and Diluted:
  Income (Loss)Before Extraordinary
   Item                                $        0.14    $         0.06     $      (0.01)
  Extraordinary Item                   $           -    $         0.02     $          -
  Net Income (Loss)                    $        0.14    $         0.08     $      (0.01)


BALANCE SHEET DATA

                                   At September 30           At December 31
                                        2002                      2001
                                    (unaudited)               (As Restated)
                                   --------------            --------------
Assets                             $   25,144,304             $  23,661,700
Liabilities                        $    7,646,050             $   7,567,201
Accumulated Deficit .              $     (777,864)            $  (1,912,509)
Shareholders' Equity.              $   17,498,254             $  15,879,502


RECENT  EVENTS

On January 17, 2003, we closed on a senior secured financing with ING Capital LLC pursuant to the terms of a credit agreement. The credit agreement provides for a total financing commitment of $13,000,000 consisting of two separate facilities: a term loan facility and an expansion facility. The term loan facility provides for financing in an amount up to $7,400,000 to be used to refinance our existing debt, finance the purchase price of acquisitions made on the closing date of the loan and lender-approved acquisitions after the closing date, to finance build-outs of our concession locations and pay fees and expenses associated with the financing and the closing date acquisitions. The term loan facility matures on December 31, 2007 with quarterly principal payments scheduled to begin on June 30, 2004 in amounts equal to percentages of the outstanding principal amount of the term loan facility as scheduled in the credit agreement.

The expansion facility, in an amount up to $5,600,000, may be used to finance the cash purchase price for approved acquisitions, to finance build outs of concession locations, to provide ongoing working capital needs of the Company and to provide a letter of credit sub-facility of $4,000,000. Availability under the expansion facility will be reduced by outstanding letters of credit. The expansion facility matures on December 31, 2008 with certain amortization of principal payments required beginning the twenty first calendar quarter following the closing date.

Outstanding loans under the term loan facility will bear interest at a fixed per annum rate set forth in the credit agreement. Outstanding loans under the expansion facility will bear interest at the floating per annum rates of interest set forth in the credit agreement, and outstanding letters of credit under the expansion facility will accrue a letter of credit fee as set forth in the credit agreement. There is also an unused fee charged on the unused amount of the expansion facility and the term loan facility as well as certain pre-payment and termination fees for termination or reduction of the financing prior to December 31, 2005.

There is also a requirement that we make certain principal prepayments of the financing in amounts equal to certain percentages of our annual excess cash flow and the principal repayment of the financing upon the occurrence of certain other events.

The credit facility is secured by perfected first security interests in, and first mortgages on, substantially all of our assets and the assets of our subsidiaries, existing and future. The credit agreement also contains affirmative, negative and financial covenants, as well as events of default.

As additional consideration for the financing, we issued to ING 452,050 warrants to purchase 452,050 shares of our common stock, representing 4% of the fully diluted capital stock (excluding warrants and options with exercise prices exceeding $8.00 per share). The warrants have a ten year life with an exercise price of $1.87 per share, which was equal to the closing price of our common stock on January 16, 2003. Terms and conditions of the warrants include, among others, shelf and piggyback registration rights, anti-dilution protection and "tag-along" rights.

As a condition of the financing, we were required to close an acquisition transaction at the same time as the financing using proceeds from the term loan facility to finance the purchase price for the acquisition. We used $1,075,542 of the financing proceeds to acquire the assets and a total of five concession leases at three locations at the Sanford International Airport in Orlando, Florida in satisfaction of that condition. We expect to utilize the term loan facility and expansion facility to finance additional acquisitions in the future. As part of the financing, we also retired substantially all of our existing debt (other than certain capital lease obligations), which included our bank note and line of credit. Transaction fees, commissions and related due diligence expenses were also paid from the financing proceeds.

In February 2003, we were awarded a contract for a concession location at the San Antonio International Airport in San Antonio, Texas. The Contract term is for a period of 7 years and expires in May 2010. We anticipate that this contract will yield approximately $1.7 million in annual revenues once it becomes fully operational in the third quarter of 2003.

RISK  FACTORS

Purchasing shares of Common Stock in Creative Host Services, Inc. is risky. You should be able to bear a complete loss of your investment.

RISK  OF  DEFAULT  ON  CREDIT  FACILITIES

In January 2003, we entered into a senior secured financing with ING Capital LLC pursuant to the terms of a credit agreement. The credit agreement provides for a total financing commitment of $13,000,000 consisting of two separate facilities, a term loan facility and an expansion facility. These loans are secured by virtually all of our assets. We are required to make payments on these financings from the cash flow of our business. We are also required to make certain prepayments on these financings based on our annual cash flow and in the case of certain other events. The credit agreement also has affirmative, negative and financial covenants we must comply with. If we are unable to meet these obligations because of declines in the cash flow, from our business, or for other reasons, our ability to operate our business or to acquire additional concession locations could be impaired.


NEED  FOR  ADDITIONAL  CAPITAL.


We had net income of $586,261 for the year ended December 31, 2001 (approximately 1.9% of revenues) and a net loss of $68,328 for the fiscal year ended December 31, 2000 (approximately minus 0.3% of revenues). Our accumulated deficit as of December 31, 2001 was $1,912,509. As of September 30, 2002, our debt to equity ratio was approximately 1 to 3.3. We had net income of $1,134, 646 for the nine months ended September 30, 2002 . Our accumulated deficit as of September 30, 2002 was $777,864. Historically, we had a need for additional capital to enable us to acquire and build additional locations at our historic growth rate. Failure to secure adequate capital to bid, win, retain or service concession contracts would hinder our growth or force us to franchise valuable locations that we would otherwise prefer to operate directly. The $13,000,000 credit facility with ING Capital LLC is expected to allow us to meet those needs. In addition, we presently utilize equipment leasing to finance some of our operations.

DEPENDENCE  ON  AIRPORT  CONCESSION  BUSINESS.

We are currently dependent on the airport concession business for substantially all of our revenues. We expect such dependence to continue for the foreseeable future. The concession business is highly competitive and subject to the uncertainties of the bidding and proposal process. Sophisticated bid packages and persuasive presentations are required in order to have an opportunity to win concession contracts at airports and other public venues. While there are thousands of airport concessions nationwide, the majority of those concessions are located in the largest 125 airports. Like other concession business operators, we must maintain our reputation with the various airport authorities and other government, quasi government and public agencies in order to remain eligible to win contracts. The terms and conditions of concession contracts must be carefully analyzed to ensure that they can be profitable for us. Certain of our locations have incurred and may in the future incur net operating losses. The Company operated two locations in 2001 that sustained operating losses. During 2001, the location in Asheville, North Carolina had an operating loss of $49,300 on revenue of $299,067 and one of the Denver, Colorado locations had an operating loss of $43,654 on revenue of $112,450. Both of these locations were sold in the third quarter of 2001. We cannot be certain that we will continue to be awarded concession contracts by airports or by any other public venue, that the concession contracts will be profitable, or that we will not lose contracts that we have been awarded.

RENEWAL  OF  EXISTING  CONCESSION  CONTRACTS

Concession contracts are usually awarded for a ten-year term and airport authorities will often resubmit the concessions for proposals at the end of the term. We try to negotiate extensions of profitable concessions prior to the expiration of their term. Although we have been successful in negotiating extensions of an additional three to five years for concessions we want to retain, we cannot be certain that we will continue to be awarded such extensions or that we will be successful in keeping concessions if the airport authorities resubmit the concessions for proposals. In addition, the failure of a concession could have a material adverse impact on our reputation with airport authorities generally, and hinder our ability to renew existing concessions or secure new ones.

CONCESSIONS  SUBJECT  TO  SET  ASIDES  AND  SPECIAL  REQUIREMENTS.

Prior to our initial public offering in July 1997, we qualified as a Disadvantaged Business Enterprise ("DBE") based on Mr. Ali's ownership of all of our common stock. Mr. Ali serves as our Chairman, President and Chief Financial Officer. Our historical success in securing concession locations may have been partially attributed to our DBE status. The impact of the initial public offering on our status as a DBE and the impact of any such potential loss of DBE status on our ability to secure new concession locations is unclear. To the extent that our historic rate of success in securing new airport concessions was partially attributable to our status as a DBE, that growth rate may decline if we are not recognized as a DBE or if DBE programs are eliminated or curtailed.

POSSIBLE  EARLY  TERMINATION  OF  CONCESSIONS.

Certain airport authorities or airlines that operate concession locations provide in their concession agreements for the right to reacquire the concession from the concessionaire upon reimbursement of equipment and build out costs and, sometimes, a percentage of anticipated profits during the balance of the concession term. Certain of our significant concession contracts, including Los Angeles International, Des Moines, Iowa, Columbia, South Carolina, Cedar Rapids, Iowa, and others, provide for such early termination. To date, we have not had any of our concessions terminated, and we have not received notice that any airport authority is contemplating the early termination of any of our concessions. Nevertheless, we cannot be certain that these airport authorities will not exercise their contractual right to early termination of the concession contracts in the future which could hurt our profitability.

POSSIBLE  DELAY  IN  COMMENCEMENT  OF  CONCESSION  OPERATIONS.

The commencement of our concession operations at any airport location is subject to a number of factors which are outside our control, including construction delays and decisions by airport authorities to delay the opening of concessions. We have, in the past, experienced delays in commencing operations because of decisions by airport authorities. One of our franchisees had completed capital improvements for a facility at the Denver International Airport, only to have the airport authority close the concourse when a major airline withdrew its operations from that airport. Consequently, we bear the risk that after a concession has been awarded, the completion of capital improvements or the commencement of operations at completed facilities may be delayed. Any such delay or requirement by an airport authority for us to construct facilities during peak travel periods would adversely impact our cash flow.

DEPENDENCE  ON  KEY  PERSONNEL  AND  NEED  TO  ATTRACT  QUALIFIED  MANAGEMENT.

Our success will depend largely upon our management team. Sayed Ali, our Chairman of the Board, President and Chief Executive Officer, entered into a five-year employment agreement which commenced as of January 1, 2000. The employment agreement provides for an annual salary for Mr. Ali of $225,000 in 2002, $248,000 in 2003 and $275,000 in 2004. Mr. Ali was also entitled to be granted 60,000 additional stock options, which have been issued and are now vested. The exercise price is 110% of the fair market value of the stock on the date of grant and the exercise period is three years from the date of vesting. In the event of a loss of the services of Mr. Ali, our business could be harmed because we may not be able to obtain successor management of equivalent talent and experience. We obtained a $2,500,000 key man life insurance policy on Mr. Ali which we own. We are dependent upon our ability to identify, hire, train, retain and motivate highly qualified personnel, especially management personnel which will be required to supervise our expansion into various geographic areas. The failure to attract, assimilate and train key personnel could harm our business.

HIGHLY  COMPETITIVE  INDUSTRY  DOMINATED  BY  LARGER  COMPETITORS.

We compete with certain national and several regional companies to obtain the rights from airport and other authorities to operate food, beverage, news, gift, merchandise and inflight catering concessions. The airport concession market is principally serviced by several companies which are significantly larger than us, including, but not limited to, HMS Host, Inc., CA One Services, Concessions International, and Ogden Food Services. Each of these well established competitors possesses substantially greater financial, marketing, administrative and other resources than we have. Many of our competitors have achieved significant brand name and product recognition. They engage in extensive advertising and promotional programs, both generally and in response to efforts by additional competitors to enter new markets or introduce new products. We may not be able to successfully compete for concessions with these businesses which may slow our profitability and growth.

DEPENDENCE  UPON  CONTINUING  APPROVALS  FROM GOVERNMENT REGULATORY AUTHORITIES.

The food and beverage service industry is subject to various federal, state and local government regulations, including those related to health, safety, wages and working conditions. While we have not experienced difficulties in obtaining necessary government approvals to date, the failure to obtain and retain food licenses or any other governmental approvals could harm our operating results. Moreover, our failure to meet government regulations could result in the temporary closure of one or more of our concession facilities, restaurants or the food preparation center, any of which would make those closed facilities unprofitable. In addition, operating costs are affected by increases in the minimum hourly wage, unemployment tax rates, sales taxes and similar matters over which we have no control. We are also subject to federal and state laws, rules and regulations that govern the offer and sale of franchises.

NO  ASSURANCE  OF  ENFORCEABILITY  OF  TRADEMARKS.

We utilize trademarks in our business and have registered our Creative Croissants(R) trademark. While we intend to file federal trademark registrations for certain of our other trademarks, we have not yet done so. We cannot be sure the trademark office will grant registration for such trademarks or that our trademarks do not or will not violate the proprietary rights of others, that our trademarks would be upheld if challenged or that we will not be prevented from using our trademarks. Should we believe that our trademarks are being infringed upon by competitors, we may not have the financial resources necessary to enforce or defend our trademarks and service marks.

SEASONALITY.

Historically, we have experienced seasonal variability in quarterly operating results with higher concessions revenue in the second and third quarters than in the first and fourth quarters. The higher concessions revenues in the second and third quarters improve profitability by increasing revenues and reducing the impact of fixed costs. This seasonal impact on operating results is expected to continue.

RISKS  OF  DECLINE  IN  STOCK  PRICE.

Our stock price has been volatile. The closing price of our stock has ranged from a low of $0.97 to a high of $2.24 during 2002. The stock market in general has been extremely vulnerable and we cannot promise that the price of our common stock on the NASDAQ market will not decline. We may register more shares of stock in the future, potentially increasing the supply of free trading shares and possibly exerting downward pressure on our stock price.

CONTROL  BY  PRINCIPAL  SHAREHOLDER.

The principal shareholder of the Company, Mr. Sayed Ali, beneficially owns approximately 12.9% of the outstanding shares of our capital stock. Accordingly, Mr. Ali has significant influence over the outcome of all matters submitted to the shareholders for approval, including the election of directors of the Company.

FORWARD-LOOKING STATEMENTS. The following cautionary statements are made pursuant to the Private Securities Litigation Reform Act of 1995 in order for CHST to avail itself of the "safe harbor" provisions of that Act. The discussions and information in this Prospectus including the documents incorporated by reference may contain both historical and forward-looking statements. To the extent that the Prospectus contains forward-looking statements regarding the financial condition, operating results, our business prospects or any other aspect of our business, please be advised that our actual financial condition, operating results and business performance may differ materially from that projected or estimated by us in forward-looking statements. We have attempted to identify, in context, certain of the factors that we currently believe may cause actual future experience and results to differ from our current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, general decreases in air travel, intense competition, including entry of new competitors, increased or adverse federal, state and local government regulation, inadequate capital, unexpected costs, lower revenues and net income than forecast, loss of airport concession bids or existing locations, acts of terrorism, price increases for supplies, inability to raise prices, failure to obtain new concessions, the risk of litigation and administrative proceedings involving us and our employees, higher than anticipated labor costs, the possible fluctuation and volatility of operating results and financial condition, failure to make planned business acquisitions, failure of new businesses, if acquired, to be economically successful, decline in our stock price, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be alluded to in this Prospectus or in other reports filed by us.

                            PRICE RANGE OF SECURITIES

The Company's Common Stock trades on the NASDAQ Market under the symbol CHST. The Company completed its initial public offering on July 22, 1997 and its stock began trading on the Exchange at that time. The number of record holders of the Common Stock was 100 on March 20, 2002. The Company believes that there are a significant number of beneficial owners of its Common Stock whose shares are held in "street name." The closing sales price of the Common Stock on February 21, 2003 was $1.76 per share. The following chart sets forth, for the fiscal period indicated, the high and low closing sales prices for the Company's Common Stock.


YEAR    PERIOD                               HIGH   LOW
----    -------------                        ----   -----

2003    First Quarter                        1.96   1.70

        (through March 18, 2003)

2002    First Quarter                        1.34   0.97
        Second Quarter                       1.87   1.28
        Third Quarter                        2.24   1.31
        Fourth Quarter                       2.04   1.55

2001    First Quarter                        3.21   1.18
        Second Quarter                       1.69   0.82
        Third Quarter                        1.45   0.77
        Fourth Quarter                       1.31   0.90




                               DIVIDEND  POLICY

We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the future. Instead, we intend to retain future earnings, if any, to fund the development and growth of our business.

                                    DILUTION

The securities offered for resale in this Prospectus have already been issued by the Company. Consequently, no further dilution will result from the resales.

                                 USE OF PROCEEDS

We will not realize any proceeds from the sale of the shares by the selling securityholders. We have already received and utilized the proceeds received from the sale of the convertible debentures in our acquisition of GladCo Enterprises, Inc. as described in the business section below. We are utilizing the proceeds of the convertible notes and would also use the proceeds from the exercise of any of the warrants reflected in this prospectus, for working capital, build out of locations and acquisitions.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

With the exception of historical matters, the matters discussed in this commentary are forward looking statements that involve risks and uncertainties. Forward looking statements include, but are not limited to, statements concerning anticipated trends in revenues, the future mix of company revenues, the ability of the company to reduce certain operating expenses as a percent of total revenues, the ability of the company to reduce general and administrative expenses as a percentage of total sales, and the potential increase in net income and cash flow. The company's actual results could differ materially from the results discussed in such forward looking statements. Factors that could cause or contribute to such differences include the substantial additional capital necessary to complete construction of capital improvements awarded under existing concession agreements, possible early termination of existing concession contracts, possible delay in the commencement of concession operations at newly awarded concession facilities, the need and ability to attract and retain qualified management to manage operations, the need to obtain continuing approvals from government regulatory authorities, the term and conditions of any potential merger or acquisition of existing airport concession operations, and the prior and potential volatility of the company's stock price, operating results and financial condition.

OVERVIEW

We commenced business in 1987 as an owner, operator and franchisor of French style cafes featuring hot meal croissants, fresh roasted gourmet coffee, fresh salads and pastas, fruit filled pastries, muffins and other bakery products. The restaurant franchise business has never been profitable. We have not sold a new franchise since 1994.

In 1990, we entered the airport food and beverage concession market when we were awarded a concession to operate a food and beverage location for John Wayne Airport in Orange County, California, which is currently operated by one of our franchisees. In 1994, we were awarded our first multiple concession contract for the Denver International Airport, where we were awarded a second concession in 1994 and two subsequent concessions in 1995. The success of the franchisees operating the Orange County and Denver International Airport concessions prompted us to enter into the airport concession business. Since 1994, we have opened 96 concession locations at 24 airports. In 1996, we were awarded our first master concession contract for the airport in Cedar Rapids, Iowa, where we have the right to install and manage all food, beverage, news, gift and other services.

As a result of this transition in our business, our historical revenues have been derived from three principal sources: airport concession revenues, restaurant franchise royalties and wholesale sales from our food preparation center. These revenue categories comprise a fluctuating percentage of total revenues from year to year. Over the past six years, revenues from concession operations have grown from 59% of total revenues in 1995 to nearly 100% of total revenues in 2001.

During the fiscal year ended December 31, 2001, we sold our interest in the assets and lease at our Asheville, North Carolina location and at one of our Denver, Colorado locations. We also sold the assets associated with our bakery operation in San Diego, California. These operations were under-performing.

We had a working capital deficit at December 31, 2001 of $503,062 compared to a working capital deficit of $831,503 at December 31, 2000. Capital improvement costs incurred to meet the requirements of new airport concession contracts and the retirement of debt have placed demands on our working capital. During the fiscal year ended December 31, 2001, we raised $364,362 in capital through the sale of assets, borrowed $1,268,000 through a bank loan at an average interest rate of approximately 9% per annum, and borrowed a net of $1,779,888 against a line of credit at an average interest rate of approximately 6% per annum. The bank loan and line of credit were retired on January 17, 2003 from part of the proceeds from the credit facility which we obtained from ING Capital LLC.

We have had capital requirements in 2002 to finance the acquisition or construction of new airport concessions, restaurants and other concession related businesses such as news & gifts, specialty, in-flight catering and other services. As of September 30, 2002, we had a working capital deficit of $295,520. It is expected that we will have additional capital requirements to the extent that we win additional contracts from our current and future airport concession bids, or enter into agreements to acquire existing airport concession businesses. The credit facility, which we obtained from ING Capital LLC on January 17, 2003, is expected to allow us to meet those needs.

RESTATEMENT  OF  FINANCIAL  STATEMENTS

We have restated our Consolidated Financial Statements for the years ended December 31, 2001 and 2000 as discussed in Note 1 to the Company's Consolidated Financial Statements for the year ended December 31, 2001. As of January 1,
2000, a change was made to our retained earnings to properly account for vacation pay. The adjustment increased the accumulated deficit and accrued expenses by $143,000. There was no impact on the results of operations for 2001 or 2000. Additionally, for the year ended December 31, 2001, we reclassified the gain on the extinguishment of debt as an extraordinary item in our consolidated statements of operations. The following management's discussion and analysis takes into account the effects of the restatements.

CRITICAL  ACCOUNTING  POLICIES

Critical accounting policies are those that are most important to the portrayal of a company's financial condition and results, and that require management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.
Note 1 to the consolidated financial statements for the year ended December 31, 2001, includes a summary of the significant accounting policies and methods used in the preparation of our consolidated financial statements. The following is a review of the more critical accounting policies and methods used by us.

Revenue  Recognition:

We record concession revenues as the sales are made; we record sales from the food preparation center upon shipment and we record revenues from in-flight catering upon delivery.

Goodwill:

In connection with our acquisition of GladCo Enterprises, Inc., which was accounted for under the purchase method of accounting, we recorded goodwill. Until our adoption of Statement of Financial Accounting Standards ("SFAS") No. 142, Goodwill and Other Intangible Assets, on January 1, 2002, we amortized this goodwill using the straight-line method over the estimated useful life of twenty years. The Company periodically reviews the recoverability of the carrying value of goodwill for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability is determined by comparing the forecasted future net cash flows from the operations to which the goodwill relates, based on management's best estimates using the appropriate assumptions and projections at the time, to the carrying amount of the goodwill. If the carrying value was determined not to be recoverable from future operating cash flows, the goodwill would be impaired and we would be required to recognize an impairment loss. Impairment could result in a material adverse impact on our operating results.

Income  Taxes:

We report deferred income taxes using the liability method. We recognize deferred tax assets for deductible temporary differences and deferred tax liabilities for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. We reduce deferred tax assets by a valuation allowance when, in our opinion, it is more likely than not that some portion or all of the deferred tax assets will not be realized. As a result of cumulative losses in recent years, management evaluated its future prospects and considered the future benefit of its deferred tax assets in light of the historical operating results. Accordingly, the Company recorded a full valuation allowance against its deferred tax assets of $670,800 at December 31, 2001. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

These accounting policies are applied consistently for all years presented. Our operating results would be affected if other alternatives were used.

RECENT  ACCOUNTING  PRONOUNCEMENTS


In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 addresses the initial recognition, measurement and amortization of intangible assets acquired individually or with a group of other assets (but not those acquired in a business combination), and addresses the amortization provisions for excess cost over fair value of net assets acquired or intangibles acquired in a business combination. SFAS No. 142 also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. The statement was effective January 1, 2002. We stopped amortizing goodwill effective January 1, 2002. We completed our transitional impairment test in the second quarter of 2002, which indicated no impairment of existing goodwill.

In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which requires companies to record the fair value of a liability for asset retirement obligations in the period in which they are incurred. The statement applies to a company's legal obligations associated with the retirement of a tangible long-lived asset that results from the acquisition, construction, and development or through the normal operation of a long-lived asset. When a liability is initially recorded, we would capitalize the cost, thereby increasing the carrying amount of the related asset. We depreciate the capitalized asset's retirement cost over the life of the respective asset while the liability is accreted to its present value. Upon settlement of the liability, the obligation is settled at its recorded amount or the company incurs a gain or loss. The statement is effective for fiscal years beginning after June 15, 2002. We do not expect the adoption of SFAS No. 143 to have a material impact on our financial position or results of operations.

On January 1, 2002, we adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 addresses the accounting and reporting for the impairment or disposal of long-lived assets. The statement provides a single accounting model for long-lived assets to be disposed of. New criteria must be met to classify the asset as an asset held-for-sale. This statement also addresses reporting the effects of a disposal of a segment of a business. The adoption of this new standard did not have a material impact on our financial position or results of operations.

In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of SFAS No. 13 and Technical Corrections", which the Company does not believe will materially affect its financial statements. SFAS No. 145 requires that gains and losses from the extinguishment of debt be classified as extraordinary items only if they meet the criteria in Accounting Principles Board Opinion No. 30.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities", which addresses financial accounting and reporting for costs associated with exit or disposal activities and supersedes EITF Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF Issue No. 94-3, a liability for an exit cost as defined in EITF No. 94-3 was recognized at the date of an entity's commitment to an exit plan. SFAS No. 146 also establishes that the liability should initially be measured and recorded at fair value. The Company will adopt the provisions of SFAS No. 146 for exit or disposal activities that are initiated after December 31, 2002.

In November 2002, the FASB issued FASB Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others," which elaborates on the disclosures to be made by a guarantor about its obligation under certain guarantees issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The Interpretation expands on the accounting guidance of SFAS No. 5, "Accounting for Contingencies," SFAS No. 57, "Related Party Disclosures,"and SFAS No. 107, "Disclosures about Fair value of Financial Instruments." It also incorporates without change the provisions of FASB Interpretation No. 34, "Disclosure of Indirect Guarantees of Indebtedness of Others." Companies must implement the initial recognition and measurement provision of Interpretation No. 45 for guarantees issued or modified after December 31, 2002. The disclosures of Interpretation No. 45 are effective for financial statements of interim or annual reports ending after December 31, 2002. The Company doe not believe the adoption of Interpretation No. 45 will have a material impact on the Company's financial statements.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure, an Amendment of FASB Statement No. 123." SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation. In addition, SFAS No.148 amends the disclosure requirements of SFAS No 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based compensation and the effect of the method used on reported results. The voluntary transition and amended disclosure requirements are effective for the Company for the year ending December 31, 2002. The interim reporting requirements are effective for the Company's interim periods beginning January 1, 2003. The Company currently accounts for stock-based employee compensation under the intrinsic value method in accordance with APB No.25. The Company does not plan to voluntarily change its method of accounting, but will implement the amended disclosure requirements for the year ended December 31, 2002.

In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB No.51." Interpretation No. 46 provides guidance for identifying a controlling financial interest established by means other than voting interests. It requires consolidation of a variable interest entity by an enterprise that holds such a controlling financial interest. The Interpretation is effective for all newly formed variable interest entities after January 31, 2003. The Interpretation is effective for fiscal years or interim periods beginning after June 15, 2003, for variable interest entities in which a company holds a variable interest that it acquired before February 1, 2003. The Company does not believe that the adoption of FASB Interpretation No. 46 will have a material impact on its financial statements.

RESULTS  OF  OPERATIONS

The following table sets forth for the period indicated selected items of the Company's statement of operations as a percentage of total revenues.

                                     YEAR ENDED             NINE MONTHS ENDED
                                     DECEMBER 31               SEPTEMBER 30
                                    ---------------         -----------------
                                     2001     2000            2002     2001
                                    ----------------        -----------------
Revenues:
  Concessions. . . . . . . . . .     99.7%     99.1%          99.7%    99.6%
  Franchise Royalties          .      0.1       0.2            0.2      0.2
  Other              . . . . . .      0.2       0.7            0.1      0.2
                                    -----     -----          -----    -----
  Total Revenues . . . . . . . .    100.0%    100.0%         100.0%   100.0%

Operating Costs and Expenses:
  Cost of Goods Sold . . . . . .     28.4      31.1           26.9     28.7
  Payroll and Employee Benefits.     31.7      31.9           30.5     32.0
  Occupancy. . . . . . . . . . .     15.5      15.0           15.6     15.5
  Selling. . . . . . . . . . . .      9.0       7.9            9.0      8.9
  General and Administrative . .      4.6       5.0            5.3      4.7
  Depreciation and Amortization.      6.8       5.6            6.3      6.8
  Loss (Gain) on Sale of Assets       0.4         -           (0.3)     0.4
  Interest Expense, net . . . .       2.2       3.7            1.9      2.3
  Provision for Income Taxes . .     (0.1)      0.1            0.4      0.1
  Gain on Extinguishment of Debt     (0.4)        -              -     (0.7)
                                    -----     -----          -----    -----
  Net Income (Loss). . . . . . .      1.9%    (0.3)%           4.4%     1.3%
                                    =====     =====          =====    =====

NINE MONTHS ENDED SEPTEMBER 30, 2002 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2001

REVENUES. The Company's revenues for the nine months ended September 30, 2002 were $25,723,451 compared to $23,200,659 for the nine months ended September 30, 2001, an increase of $2,522,792 or 10.9%. Revenues from concession activities increased $2,534,293 ($25,648,841 as compared to $23,114,548). Revenue increased by $3,546,077 due to the opening of new locations in Boston in November 2001 and in Newark in May 2002. Revenue at locations open during both periods increased $212,819. These increases were offset by operations that were sold that had $1,236,104 more revenue for the nine months ended September 30, 2001 than the nine months ended September 30, 2002.

OPERATING COSTS AND EXPENSES. Operating costs and expenses for the nine months ended September 30, 2002 were $24,067,723 compared to $22,382,103 for the nine months ended September 30, 2001. Cost of goods sold for the nine months ended September 30, 2002 were $6,921,070 compared to $6,655,323 for the nine months ended September 30, 2001. As a percentage of total revenue, cost of goods sold decreased to 26.9% from 28.7% primarily due to increased efficiencies resulting from improvements to training of personnel, increased supervision of concession location management and greater portion control. Payroll and employee benefits expenses increased $427,316 to $7,853,242 for the nine months ended September 30, 2002 from $7,425,926 for the nine months ended September 30, 2001. As a percentage of total revenue, payroll and employee benefits decreased to 30.5% for the nine months ended September 30, 2002 from 32.0% for the nine months ended September 30, 2001. Payroll and employee benefits expenses increased $988,769 due to the opening of new locations in Boston in November 2001 and in Newark in May 2002. This increase was offset by a $218,532 decrease in payroll and employee benefits expenses at locations open during both periods, and general and administrative payroll and employee benefits expenses, and operations that were sold that had $342,921 more payroll and employee benefits expenses for the nine months ended September 30, 2001 than the nine months ended September 30, 2002. Occupancy expenses increased $422,312 to $4,018,010 for the nine months ended September 30, 2002 from $3,595,698 for the nine months ended September 30, 2001. As a percentage of total revenue, occupancy expenses increased to 15.6% for the nine months ended September 30, 2002 from 15.5% for the nine months ended September 30, 2001. Occupancy expenses increased $472,353 due to the opening of new locations in Boston in November 2001 and in Newark in May 2002. Occupancy expenses increased $134,668 at locations open during both periods. These increases were offset by operations that were sold that had $184,709 more occupancy expenses for the nine months ended September 30, 2001 than the nine months ended September 30, 2002. Selling expenses increased $268,991 to $2,326,058 for the nine months ended September 30, 2002 from $2,057,067 for the nine months ended September 30, 2001. As a percentage of total revenue, selling expenses increased to 9.0% for the nine months ended September 30, 2002 from 8.9% for the nine months ended September 30, 2001. Selling expenses increased $294,103 due to the opening of new locations in Boston in November 2001 and in Newark in May 2002. Selling expenses increased $107,977 at locations open during both periods. These increases were offset by operations that were sold that had $133,089 more selling expenses for the nine months ended September 30, 2001 than the nine months ended September 30, 2002. General and administrative expenses increased to $1,362,852 for the nine months ended September 30, 2002 from $1,080,775 for the nine months ended September 30, 2001. As a percentage of revenue, general and administrative expenses increased to 5.3% for the nine months ended September 30, 2002 from 4.7% for the nine months ended September 30, 2001. The increase in general and administrative expenses is due primarily to increases in bad debts, professional fees and insurance. Depreciation and amortization expense increased to $1,586,491 for the nine months ended September 30, 2002 from $1,567,314 for the nine months ended September 30, 2001, due to the depreciation related to new concessions offset by the discontinuance of the amortization of goodwill of approximately $164,000.

INTEREST EXPENSE, NET. Net interest expense decreased to $492,569 for the nine months ended September 30, 2002 from $536,096 for the nine months ended September 30, 2001. The decrease is due primarily to the retirement of a high-interest note in the third quarter of 2001 using a lower-interest note offset by an increase due to the recognition as interest expense of a portion of the unamortized discount associated with the conversion of $100,000 of the convertible debt to common stock on August 20, 2002. Approximately $39,646 of the unamortized discount was recorded as interest expense during the nine months ended September 30, 2002.

OTHER INCOME AND EXPENSE. Gain on sale of assets in the amount of $80,487 for the nine months ended September 30, 2002 resulted from the sale of assets at the Atlantic City location to a related party during the first quarter of 2002.
Loss on sale of assets in the amount of $100,821 for the nine months ended September 30, 2001 resulted from the sale of assets at the Denver, Colorado and Asheville, North Carolina locations. The $128,261 gain on the extinguishment of debt for the nine months ended September 30, 2001 resulted from $419,163 excess in the intrinsic value of the beneficial conversion feature (of the Global
Capital note retired on August 1, 2001) at the extinguishment date over the proceeds, net of $230,833 unamortized discount on the note and $60,069 unamortized loan costs.

INCOME TAXES. The Company's income tax provision for the nine month period ended September 30, 2002 consists primarily of state income tax expense. The federal tax provision has been reduced by the utilization of a portion of the deferred tax asset previously unrecognized due to a valuation allowance established against this asset. A similar situation existed in 2001. The Company will continue to analyze the realizability of its deferred tax asset and will reverse the remaining valuation allowance if it becomes more likely than not that this asset will be realized. Once the valuation allowance is reversed, the Company would expect its tax provision to approximate federal and state statutory income tax rates.

NET INCOME. Net income for the nine months ended September 30, 2002 was $1,134,646 compared to net income of $297,857 for the nine months ended September 30, 2001. Management attributes this change to the increase in revenue and increased operating efficiencies. The Company anticipates that net income from existing operations will increase commensurate with the recovery of air travel and with cost savings that result from economies of scale and efficiencies obtained at the operating level.

The Company does not believe that inflation has had an adverse effect on its revenues and earnings.

Historically, we have experienced seasonal variability in quarterly operating results with higher concessions revenue in the second and third quarters than in the first and fourth quarters. The higher concessions revenues in the second and third quarters improve profitability by increasing revenues and reducing the impact of fixed costs. This seasonal impact on operating results is expected to continue.


FISCAL YEAR ENDED DECEMBER 31, 2001 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 2000.

REVENUES. Our gross revenues for the fiscal year ended December 31, 2001 were $30,745,851 compared to $23,725,859, for the fiscal year ended December 31, 2000. Revenues from concession activities increased $7,139,983 ($30,646,435 compared to $23,506,452) and food preparation center sales decreased $165,843 (from $171,463 to $5,620) while franchise royalties declined $7,305 (from $47,944 to $40,639), for the fiscal year ended December 31, 2001 as compared to the fiscal year ended December 31, 2000. The increase in total concession revenues was primarily attributable to $7,426,624 in additional revenue due to a full year of operations in 2001 of the Gladco locations acquired in 2000 and an increase of $822,430 due to a full year of operations in 2001 of two other locations opened in 2000. These increases were partially offset by a $496,906 decrease from 2000 to 2001 from three locations that operated for a full year in 2000, but did not operate for a full year in 2001 and a decrease of $612,165 from 2000 to 2001 at locations that operated for a full year during both years.

COST OF GOODS SOLD. The cost of goods sold for the fiscal year ended December 31, 2001 was $8,716,551 compared to $7,368,000 for the fiscal year ended December 31, 2000. As a percentage of total revenues, the cost of goods sold was 28% in 2001 and 31% in 2000. The improvement in cost of goods sold as a percentage of revenue is due to efficiencies at existing locations such as the consolidation of purchasing with Sysco (which has resulted in lower costs for products purchased from Sysco). On April 1, 2001, the Company entered into a new Master Distribution Agreement with Sysco Corporation that reflected a higher level of discounts due to the increased volume of purchases following the Gladco acquisition.

OPERATING COSTS AND EXPENSES. Operating costs and expenses for the fiscal year ended December 31, 2001 were $29,517,249, compared to $22,896,001 for the fiscal year ended December 31, 2000. Payroll expenses increased from $7,575,967 in 2000 to $9,746,338 in 2001. As a percentage of total revenues, payroll expense was 32% in both 2000 and 2001. We expect payroll expenses to increase in total dollar amounts with the addition of new concession facilities, but to decrease modestly as a percentage of revenues if existing facilities operate more efficiently and we continue to reap increasing benefits from the cost control measures implemented in 2000. Occupancy expenses increased from $3,563,886 in 2000 to $4,768,824 in 2001. As a percentage of total revenues, occupancy expenses were 15% in 2000 and increased to 16% in 2001. Selling expenses increased from $1,867,614 in 2000 to $2,772,040 in 2001. As a percentage of total revenues, selling expenses increased from 8% in 2000 to 9% in 2001. The increase in selling and occupancy expenses as a percent of total revenues is due to the acquisition of the Gladco business in October 2000, and the effect of the office in Pittsburgh for a full year in 2001. General and administrative expenses increased from $1,193,264 in 2000 to $1,428,234 in 2001. As a percentage of total revenues, general and administrative expenses were 5% in both 2001 and 2000.

INTEREST EXPENSE. Interest expense for the fiscal year ended December 31, 2000 was $882,906 compared to $661,630 for the fiscal year ended December 31, 2001. As a percentage of total revenues, interest expense was 4% in 2000 and decreased to 2% in 2001. For the fiscal year ended December 31, 2000, $352,941 of the interest expenses was a one-time charge due to the beneficial conversion feature of the Global Capital note.

OTHER INCOME AND EXPENSE. Loss on sale of assets for the year ended December 31, 2001 was $130,725. This loss represents the net effect of the sale of assets at two under-performing locations as well as the sale of certain other surplus bakery equipment. The aggregate operating loss from the two under-performing locations was $92,954 for the year ended December 31, 2001 and $57,601 for the year ended December 31, 2000. Gain on extinguishment of convertible debt for the year ended December 31, 2001 was $128,261. On the date of extinguishment of the convertible debt, the intrinsic value of shares into which the debt was convertible was $1,619,163, of which $677,249 related to the beneficial conversion feature. The extinguishment of this debt gave rise to a gain of $419,163 which is presented net of $290,902 related interest and discounting of the original note, resulting in the net gain on extinguishment of $128,261.

NET INCOME (LOSS). Net income for the fiscal year ended December 31, 2001 was $586,261 compared to a net loss of $(68,328) for the fiscal year ended December 31, 2000. Increased efficiencies at existing stores contributed approximately $67,000 to this increase in net income while a full year of operations in 2001 of the Gladco locations acquired in 2000 contributed the remainder of the increase.

SAME STORE SALES. We operated locations at seventeen airports during both the full fiscal years ended December 31, 2000 and December 31, 2001. Sales for those locations were $19,033,973 for the fiscal year ended December 31, 2000 and $18,416,539 for the fiscal year ended December 31, 2001, representing a decrease of $617,434, or 3.2%. This decrease was due to the effect of the September 11, 2001 terrorist attacks.

LIQUIDITY  AND  CAPITAL  RESOURCES

RECENT  EVENTS

On January 17, 2003, we closed on a senior secured financing with ING Capital, LLC pursuant to the terms of a credit agreement. The credit agreement provides for a total financing commitment of $13,000,000 consisting of two separate facilities: a term loan facility and an expansion facility. The term loan facility provides for financing in an amount up to $7,400,000 to be used to refinance our existing debt, finance the purchase price of acquisitions made on the closing date of the loan and lender-approved acquisitions after the closing date, to finance build-outs of our concession locations and pay fees and expenses associated with the financing and the closing date acquisitions. The term loan facility matures on December 31, 2007, with quarterly principal payments scheduled to begin on June 30, 2004 in amounts equal to percentages of the outstanding principal amount of the term loan facility as scheduled in the credit agreement.

The expansion facility, in an amount up to $5,600,000, may be used to finance the cash purchase price for approved acquisitions, to finance build outs of concession locations, to provide ongoing working capital needs of the Company and to provide a letter of credit sub-facility of $4,000,000. Availability under the expansion facility will be reduced by outstanding letters of credit. The expansion facility matures on December 31, 2008, with certain amortization of principal payments required beginning the twenty first calendar quarter following the closing date.

Outstanding loans under the term loan facility will bear interest at a fixed per annum rate set forth in the credit agreement. Outstanding loans under the expansion facility will bear interest at the floating per annum rates of interest set forth in the credit agreement, and outstanding letters of credit under the expansion facility will accrue a letter of credit fee as set forth in the credit agreement. There is also an unused fee charged on the unused amount of the expansion facility and the term loan facility as well as certain pre-payment and termination fees for termination or reduction of the financing prior to December 31, 2005.

There is also a requirement that we make certain principal prepayments of the financing in amounts equal to certain percentages of our annual excess cash flow and the principal repayment of the financing upon the occurrence of certain other events.

The credit facility is secured by perfected first security interests in, and first mortgages on, substantially all of our assets and the assets of our subsidiaries, existing and future. The credit agreement also contains affirmative, negative and financial covenants, as well as events of default.

As additional consideration for the financing, we issued to ING 452,050 warrants to purchase 452,050 shares of our common stock, representing 4% of the fully diluted capital stock (excluding warrants and options with exercise prices exceeding $8.00 per share). The warrants have a ten year life with an exercise price of $1.87 per share, which was equal to the closing price of our common stock on January 16, 2003. Terms and conditions of the warrants include, among others, shelf and piggyback registration rights, anti-dilution protection and "tag-along" rights. The warrants are recorded at fair value, as debt issuance costs and additional paid-in-capital and will be amortized over the term of the debt agreement.

As a condition of the financing, we were required to close an acquisition transaction at the same time as the financing using proceeds from the term loan facility to finance the purchase price for the acquisition. We used $1,075,542 of the financing proceeds to acquire the assets and concession leases of three locations at the Sanford International Airport in Orlando, Florida in satisfaction of that condition. We expect to utilize the term loan facility and expansion facility to finance additional acquisitions in the future. As part of the financing, we also retired substantially all of our existing debt (other than certain capital lease obligations), which included our bank note and line of credit. Transaction fees, commissions and related due diligence expenses were also paid from the financing proceeds. The total amount drawn on the term loan facility as of February 21, 2003 was $4,300,000.

We have funded our capital requirements in recent years through the sale of equity and debt securities, cash flow from operations and bank debt. In September 2000, we sold approximately $2,000,000 in 7% Convertible Debentures due September 26, 2003 to GCA Strategic Investment Fund Limited. The purchase price of the debentures was 95% of the principal amount, which after other fees resulted in net proceeds of $1,813,000. The debentures were convertible at the lower of 110% of the volume weighted average sales price of the Company's common stock on the day immediately preceding closing or 85% of the five lowest volume weighted average sales prices of our common stock during the 25 days immediately preceding the date of a notice of conversion. All of these debentures have either been converted or repurchased by us. The proceeds were utilized in the acquisition of Gladco Enterprises, Inc.

During the fiscal year ended December 31, 2001, we raised $364,362 in capital through the sale of assets, borrowed an additional $1,268,000 through a bank loan at an average interest rate of approximately 9% per annum, and borrowed a net of $1,779,888 against a line of credit at an average interest rate of approximately 6% per annum. As of December 31, 2001, $234,112 was available to the Company from its line of credit. The line of credit was originated with First National Bank of San Diego for $2,500,000 on November 13, 2000 and expires on October 31, 2003. The maximum borrowing allowed under the line is reduced by $125,000 each quarter. Financial covenants required by this line of credit include the following: a minimum current ratio of 90%; maximum debt to tangible net worth of .85 to 1; and minimum debt coverage of 1.70 to 1. As of September 30, 2002, the Company was in compliance with its covenants. However, as a result of the restatement of our financial statements at December 31, 2001 (see Note 1 to the Company's consolidated financial statements), we did not meet the minimum current ratio. That line was paid off on January 17, 2003 from part of the proceeds from the ING credit facility. As of December 31, 2001, we had a working capital deficit of $503,062. It is management's belief that there is sufficient cash to fund operations for the next twelve months.

During the first two months of 2002, we raised approximately $945,000 of capital in a private placement of convertible notes and warrants through a broker-dealer registered with the National Association of Securities Dealers, Inc. Two investors subsequently rescinded their investments in two of the Units because they were unwilling to sign the subordination agreement required under the terms of the private placement and we refunded their investment in the total amount of $100,000. The convertible notes are convertible into a total of 804,762 shares of common stock, and the 633,750 warrants issued entitle the warrant holders to purchase a total of 633,750 additional shares of our common stock for an exercise price of $2.00 per share for a period of five years from the date of issuance. We terminated the offering in early March 2002. According to the terms of the notes and warrants, the common stock issuable upon the conversion of the notes and exercise of the warrants must be registered by us with the Securities and Exchange Commission. This registration statement is intended to effectuate that registration.

Cash increased $88,233 for the year ended December 31, 2001 compared to $1,523,032 for the year ended December 31, 2000. Net cash provided by operating activities for the year ended December 31, 2001 was $1,913,554 compared to $2,069,847 for the year ended December 31, 2000. Cash provided by financing activities for the year ended December 31, 2001 included $1,268,000 borrowed through a bank loan and $1,779,888 proceeds from a line of credit. Cash provided by financing activities for the year ended December 31, 2000 included $1,992,362 borrowed through notes and $6,387,332 proceeds from the issuance of capital stock. Cash provided by investing activities for the year ended December 31, 2001 included $364,362 proceeds from the sale of assets. Cash used for investing activities for the year ended December 31, 2001 included $2,143,486 for property and equipment and $528,460 for construction in progress. Cash used for investing activities for the year ended December 31, 2000 included $4,481,546 for property and equipment and $3,370,722 for the excess of the purchase price for Gladco Enterprises over the fair market value of its assets. Cash used for financing activities for the year ended December 31, 2001 included $168,368 to redeem common stock ($142,501 for redeemable common stock and $25,867 on the open market); $258,085 to redeem the equity feature of retired debt; $1,220,250 to retire debt; and, $918,922 for the principal portion of capitalized lease obligations. Cash used for financing activities for the year ended December 31, 2000 included $56,664 payments on a line of credit; $143,847 to retire debt;
and,  $873,730  for  the  principal  portion  of  capitalized lease obligations.

We generated $2,913,929 and $377,896 in cash flow from operating activities for the nine months ended September 30, 2002 and 2001, respectively. Net cash from operating activities for the nine months ended September 30, 2002 is attributable primarily to net income of $1,134,646, depreciation and amortization of $1,586,491, an increase in long-term liabilities of $211,575, an increase in income taxes payable of $55,403, a decrease in deposits and other assets of $139,670, an increase in accounts payable of $13,516, offset by an increase in receivables of $44,771 and increases in prepaid expenses, inventory and other current assets of $248,084. Net cash used in investing activities was $1,701,431 for the nine months ended September 30, 2002, compared to net cash used in investing activities of $1,571,485 for the nine months ended September 30, 2001. Net cash used in investing activities for the nine months ended September 30, 2002 included $1,553,664 of purchases of property and equipment primarily related to the new concessions at the Newark, New Jersey airport.

Net cash used in financing activities was $1,038,836 for the nine months ended September 30, 2002, compared to net cash provided by financing activities of $29,770 for the nine months ended September 30, 2001. Net cash used in financing activities for the nine months ended September 30, 2002 included the issuance of convertible debt of $845,000 and proceeds from a line of credit of $1,232,076, offset by payments on notes payable, capital lease obligations and line of credit of $462,538, $822,894, and $1,900,980, respectively. Net cash provided by financing activities for the nine months ended September 30, 2001 included proceeds from notes payable of $1,268,000, proceeds from a line of credit of $1,322,888, partially offset by a payment to retire common stock of $153,985, payments on notes payable of $1,070,079 and payments on capital lease obligations of $705,969.

When the Company is awarded a new concession facility, the Company is generally committed to expend a negotiated amount for capital improvements to the facility. In addition, the Company is responsible for acquiring equipment necessary to conduct its operations. As a result, the Company incurs substantial costs for capital improvements at the commencement of a concession term. Generally, however, the term of the concession grant will be for a period of 10 years, providing the Company with an opportunity to recover its capital expenditures. Substantially all of the Company's concession locations have been obtained in the past four years, which has resulted in significant capital needs. As a result, the Company has been required to seek capital, and to apply capital from operations, for the construction of capital improvements at newly awarded concession locations. The Company intends to continue to bid for concession locations, including bidding on larger proposals. Anticipated cash flows from operations will not be sufficient to finance new acquisitions at the level of growth experienced over the past two years. Accordingly, to the extent the Company is successful in securing new concession contracts, the Company will continue to need additional capital, in addition to cash flow from operations, in order to finance the construction of new capital improvements.

The Company had capital requirements of approximately $3.5 million in fiscal 2002 to complete the construction of improvements at concession facilities that have already been awarded. This includes approximately $2.2 million for the three concession locations the Company has been awarded at the Newark, New Jersey International Airport and approximately $1.3 million at other existing concession locations. Approximately $2.7 million had been spent through September 30, 2002, including financing equipment purchases through capital lease obligations totaling $1,244,799. The Company met the balance of its capital requirement for 2002 through additional capital lease obligations, senior debt and cash provided by operating activities. The Company believes that the credit facility with ING Capital LLC, together with cash flows from operations, will provide sufficient capital necessary for acquisitions, to complete the construction of improvements, and to fund operations for at least the next twelve months.

The following table summarizes the Company's contractual obligations at December 31, 2001.


                                                                    Payments Due by Period
---------------------------------------------------------------------------------------------------------------------
Contractual Obligations                                         Less than
                                               Total            one year     1 to 3 years   4 to 5 years  After 5 years
----------------------------------  -----------------------  -------------  -------------  --------------  ----------
Long-term debt . . . . . . . . . .  $             1,360,999  $     603,972  $     749,266  $        7,761  $       -
----------------------------------  -----------------------  -------------  -------------  --------------  ----------
Employment Contract - Mr. Ali       $               748,000  $     225,000  $     523,000               -           -
----------------------------------  -----------------------  -------------  -------------  --------------  ----------
Employment Contract - Mr. Coccoli   $               567,000  $     160,000  $     407,000               -           -
----------------------------------  -----------------------  -------------  -------------  --------------  ----------
Line of Credit - FNB-SD             $             1,779,888  $      29,888  $   1,750,000               -           -
----------------------------------  -----------------------  -------------  -------------  --------------  ----------
Capital Lease Obligations. . . . .  $             2,750,568  $   1,164,525  $   1,583,007  $        3,036           -
----------------------------------  -----------------------  -------------  -------------  --------------  ----------
Operating Leases . . . . . . . . .  $            31,871,757  $   5,431,550  $  15,659,535  $    4,113,821  $6,666,851
----------------------------------  -----------------------  -------------  -------------  --------------  ----------
Total Contractual Cash Obligations  $            39,078,212  $   7,614,935  $  20,671,808  $    4,124,618  $6,666,851

----------------------------------  -----------------------  -------------  -------------  --------------  ----------


The operating leases for the facilities, the capital leases on the equipment and the employment contracts are operating costs and will be paid with cash generated from operations. In 2001, income from operations was $1,228,602. The repayment of principal on the long-term debt and the line of credit will be paid either by cash generated from operations or refinanced at or before maturity. In 2001, the cash generated from operating activities totaled $1,913,554, which is in excess of the amount of the long-term debt repayment due in 2002. On January 17, 2003, we retired our long-term bank debt and line of credit from our credit facility with ING Capital LLC.

                                    BUSINESS

THE  CONCESSION  BUSINESS

We are primarily engaged in the business of acquiring and operating food, beverage and other concessions at airports throughout the United States of America. We currently have approximately 100 operating concession facilities at 26 airports, 98 of which we own and two of which are franchised to us, including concessions at Los Angeles International Airport, Denver International Airport, Portland International Airport, and the airports in Orange County and Ontario, California; Madison and Appleton, Wisconsin; Lexington, Kentucky; Greensboro
(Piedmont Triad), North Carolina; Pittsburgh and Allentown, Pennsylvania; Roanoke, Virginia; Columbia, South Carolina; Sioux Falls, South Dakota; Cedar Rapids and Des Moines, Iowa; Baton rouge and Shreveport, Louisiana; Midland, Texas; Albany, New York; Boston, Massachusetts and Saginaw (MBS), Michigan, Orlando /Sanford International, Florida and San Antonio International, Texas. The airport contracts include concessions that range from a concession to operate single and multiple food and beverage outlets to a master concession to operate all food and beverage, as well as news and gift and merchandise, locations at an airport. Our airport concession business is complemented by inflight catering contracts awarded to us by major airlines at certain airports. In-flight catering comprised approximately six percent of the Company's revenue in 2001. The company has in-flight catering contracts with Delta Airlines, United Airlines and numerous other smaller airline companies. Approximately 90 percent of the Company's revenue in 2001 was derived from proprietary concepts such as Creative Croissants.

Concessions to operate food and beverage and other retail operations at domestic airports are generally granted by an airport authority pursuant to a request for proposal process. Proposals generally contain schematic drawings for the concession layout, a commitment to make capital improvements at the concession location, and sample menus. Rent is paid to the airport authority on the basis of a percentage of sales, with a minimum amount of rent guaranteed by the concessionaire. For airport locations with a history of operations, we evaluate information concerning historical revenues for the location to determine the amount to bid for both percentage and minimum rent. For locations that are newly constructed, we evaluate projections for the number of passengers expected to use the airport and amounts to be spent per person at airport concessions to form a revenues projection. Given the requirement to make capital improvements, we make large capital outlays at the beginning of a concession term, which we seek to recover during the remaining term. Concessions are usually awarded for a ten-year term. Generally concessions are resubmitted for proposals at the end of the term and we must resubmit a bid to secure an additional ten-year term.

We have secured nearly all of our existing airport concessions through the request for proposal process. We believe our success in securing concessions through this process is attributable to tailoring our bids to each specific airport's needs, offering a unique selection of quality food and beverages, and a distinctive decor. In our proprietary menu items we strive to provide foods that are healthy and higher quality than typical fast food or cafeteria-style products, while maintaining value pricing. Our Bakery/Deli style restaurants feature a selection of croissant sandwiches and a selection of vegetable, fruit and pasta salads. At locations that are anticipated to have higher revenues, our strategy is to secure franchise relationships with nationally recognized food and beverage companies as part of our proposals. We have entered into agreements with several such companies, including Carl's Jr., Schlotsky's Deli, Nathan's Hotdogs and TCBY Yogurt. Under these arrangements, we own the concession rights from the airport authority and our employees operate the location. We then pay franchise fees under a franchise agreement. Our strategy is to continue to develop relationships with a number of national and regional food and beverage companies, which we expect will provide us with the flexibility to tailor product offerings to meet a particular airport's desires.

While we have seriously pursued the submission of proposals only since 1989, we have been successful in a significant number of the proposals we have submitted. Our management attributes this success in winning airport proposals principally to our efforts to customize each bid, striving to make creative proposals that address local preferences and distinguish us from our competitors in our offering of decor as well as food products. We focus on small to medium size airports and have found a niche market. The following are examples of our approaches to the concession business:

Master concession: We will generally seek to become the master concessionaire for all airport services, including food and beverage, lounge and bar, specialty retail, news and gifts, and other services at airports with at least 400,000 enplanements per year. We currently serve as the master concessionaire at the Cedar Rapids, Iowa airport.

Cafe and spirits: If the opportunity for a master concession is not available, then we submit bids utilizing specific food and beverage concepts, or other service concepts depending on the nature of the concession. One such concept is "cafe and spirits" which features various branded and nonbranded food and beverages, such as TCBY Yogurt and Creative Croissants, along with a bar, lounge and mini library. We currently operate Cafe and Spirits formats at all Creative Croissants locations that serve liquor.

Creative Croissants-Registered Trademark- Bakery Deli: We can implement our bakery/deli concept, Creative Croissants, either as a stand alone concession or as part of a food court, depending on the preference of the airport authority and the available concession category. We currently operate Creative Croissants at nearly every airport we currently service.

Attaining franchise rights: For larger concessions, where the airport desires branded food products, we attempt to secure franchise rights from nationally or regionally recognized food and beverage companies. We have entered into Franchise Agreements with (i) TCBY Yogurt to operate TCBY franchises at our Lexington, Roanoke, Columbia and Cedar Rapids concession facilities; (ii) Carl's Jr./Green Burrito to operate franchises at our two Ontario, California concession facilities; (iii) ICBY to operate ICBY franchises at our Greensboro, Des Moines, Allentown and Sioux Falls concession facilities; (iv) Schlotsky's to operate a Schlotsky's Deli at Pittsburgh; and (v) Nathan's Hot Dog to operate franchises at various airports. We may in the future purchase and operate franchises from other major food or beverage franchisors to include in our bid proposals.

Acquisition of other concessionaires: We have also sought to expand our physical presence at airports by acquiring existing concessionaires with one or more airport locations. Generally, the airport authority overseeing the operations at the airport will have the right under the existing concession agreement to approve the change in control. The strengths we demonstrate in the request for proposal process are used to secure the consent of an airport authority to a transfer of concession rights in an acquisition of an existing location. We have typically negotiated for an extension of the concession term in exchange for additional capital improvements or additional facilities or menu items to be offered at the concession location as part of securing the airport authority's consent to the transfer.

In October 2000, we completed the acquisition of Gladco Enterprises, an airport concessions company from Pittsburgh, Pennsylvania with annual revenues of approximately $10 million. Our strategy is to expand our captive audience business to more airports in the United States, and eventually to other public venues. We also intend to seek to expand the types of concession services that we provide, and to be awarded more multiple and master concession contracts such as the one we have been awarded for the Cedar Rapids, Iowa airport. While we have historically focused on the food and beverage segment, we intend to seek concession awards to provide newsstands, gift shops, specialty stores and other services to augment our food and beverage business at airports and other venues.

Prior to our initial public offering in July 1997, we qualified as a Disadvantaged Business Enterprise ("DBE") based on Mr. Ali's ownership of all of our common stock. Our historical success in securing concession locations may have been partially attributed to our DBE status. The impact of the initial public offering on our status as a DBE and the impact of any such potential loss of DBE status on our ability to secure new concession locations is unclear. To the extent that our historic rate of success in securing new airport concessions was partially attributable to our status as a DBE, that growth rate may decline if we is not recognized as a DBE or if DBE programs are eliminated or curtailed.

In analyzing a concession opportunity, particularly in the airport industry, we evaluate the following factors, among others: (1) the estimated rate of return on the investment in the facilities, (2) the historical performance of the location, (3) the historical and estimated future number of annual enplanements at the airport, (4) the competition in the vicinity of the proposed facility,
(5) the rent and common area maintenance charges for the proposed facilities and
(6) the length of the proposed concession term. In customizing the design proposal and theme for a concession opportunity, we analyze the character of the community and the expected preferences of the patrons (for example, whether they are primarily tourists or business persons) to determine the most attractive facility. The scope of the contract and the size and shape of the site are other elements considered in the analysis.

As part of any proposal or acquisition, we receive information concerning any historical operations conducted at the specific location. Generally, an airport authority will provide three years of historical information for a location with its request for proposal. Similarly, in an acquisition transaction, we will review a target operator's historical performance as part of our due diligence review. In either scenario, we then evaluate the estimated impact on revenues and gross margins that will result from any remodeling, capital improvements and menu changes. Where the concession location is to be newly constructed, such as at the Newark New Jersey, airport, we review estimates of passenger enplanements for the new terminals and amounts typically spent per passenger at concessions.

Once we have been awarded a concession contract at an airport, we are generally scheduled to assume the management of the existing facilities within 90 to 120 days after the award, or to commence construction of an entirely new facility within three to six months after the award. We are generally required to place three types of bonds with an airport authority before we may take over operations at a concession. In connection with our bid, we are occasionally required to post a bond for the amount of capital improvements we are committed to make at the airport.

During commencement of construction for any specific construction project, we are required to post a construction bond for the specific facilities to be constructed. This bond terminates upon completion of each specific project and the bond for all of the capital improvements expires upon completion of all capital improvements for the airport. In addition, we are required to post a performance bond to cover some specified percentage of our minimum rent obligations. This bond remains in place during the term of the concession. To date we have not experienced significant difficulty in securing bonds for our obligations to various airport authorities. Our bonding capacity is limited by our size, and have therefore limited the projects on which we could bid. If we continue to grow, we anticipate increasing our bonding capacity and the ability to bid for larger projects at the largest domestic airports.

Typically we operate an existing facility for two to three months before beginning the remodeling of the site according to the specifications in our airport bid proposal. During the remodeling phase of an existing facility, which usually takes 45 to 60 days, the facility is either closed or serves at minimal levels. Once the remodeling is completed, the facility opens for full service, generally for most hours during which the airport is actively operating.

ACQUISITION  OF  GLADCO  ENTERPRISES,  INC.

On October 9, 2000, we completed the closing of the acquisition of Gladco Enterprises, Inc., a company located near Pittsburgh, Pennsylvania that currently manages concessions in five airports.

We completed the acquisition of Gladco in accordance with the terms of a Purchase Agreement. In accordance with the Purchase Agreement, we acquired 100% of the stock of Gladco, HLG Acquisition Corporation, a Pennsylvania corporation and an affiliate of Gladco, and HLG Franchise Marketing Company, a Pennsylvania limited partnership and an affiliate of Gladco, from Edwin L. Klett, Louis Coccoli, Jr., Herbert H. Gill and the Virgil A. Gladieux Marital Trust in consideration for an aggregate amount equal to $7,000,000 (subject to adjustments as set forth in the Purchase Agreement), payable as follows: (i) $300,000 in cash which had been prepaid as a deposit, (ii) the payment of all outstanding principal and accrued interest of, or assumption of obligations and liabilities as set forth in the Purchase Agreement, which were not in excess of $2,500,000; (iii) the issuance of shares of our common stock equal to $500,000 divided by the average of the closing prices of our common stock on the NASDAQ Small Cap exchange for each of the thirty trading days ending two days prior to closing of the transaction (this resulted in an average price of $7.18, which resulted in 69,638 shares issued); and (iv) approximately $3.7 million in cash. We agreed to register the shares of common stock which we completed. The total issued shares to the sellers was approximately 0.1% of our issued and outstanding common stock immediately after the acquisition.

We agreed to permit the sellers to elect, by written notice to us, to require us to repurchase the shares when they are freely tradable and registered at a price equal to the per share issuance price times the number of shares repurchased. We repurchased a total of 39,694 of these shares in June 2001 for total consideration of $285,003, leaving 29,944 of these shares outstanding.

We also agreed to increase the purchase price at any time up to one year from closing by $280,000 upon execution of a definitive lease, sub-lease or other operating agreement with respect to each of the two retail sites and commercial operations at the Newark, New Jersey International Airport. We signed a lease for the Newark, New Jersey International Airport within the one year period from closing. As a result, we fulfilled our obligation to increase the purchase price by $280,000.

We agreed to employ Mr. Coccoli in an executive capacity and as President of Gladco. The consideration exchanged pursuant to the Acquisition Agreement was negotiated between Gladco and our management.

In evaluating Gladco as a candidate for the acquisition, we used criteria such as the value of the airport concession assets of Gladco, its airport relationships, cash flows, potential growth and its history with the various airport operations. We determined that the consideration for the merger was reasonable.

We obtained part of the funds for the acquisition of Gladco by the sale of 7% Convertible Debentures due September 26, 2003 which resulted in net proceeds of approximately $1,813,000.

We intend to continue the historical businesses and proposed businesses of Gladco.

Gladco is a Pittsburgh-based hospitality and service company with approximately $14.8 million in current annual revenues that operates food and beverage concessions in five international airports, in Pittsburgh International, Logan International, in Boston; Newark International in New Jersey; Albany
International, in New York; and M.B.S. International in Freeland, Michigan. Gladco operates 22 individual concessions within those airports. Those concessions, combined with our current concessions, give the combined companies locations in a total of 24 airports nationally, and approximately 96 overall concessions within those airports. Our management believes that the Gladco acquisition improves each company's available co-branding product mix.

In management's view, the Creative Host/Gladco business combination is both strategic and synergistic, providing an experienced management team, heightened East Coast presence, and creating an infrastructure that provides efficient management, setting the stage for additional growth both internally and through acquisition. With our ability to raise equity, combined with years of experience of Mr. Coccoli and Mr. Ali, it may open the doors for further opportunities.

Upon completion of the acquisition, Gladco became a wholly-owned subsidiary of Creative Host, with no noticeable change to any of Gladco's storefronts, method of operation or Gladco's current management team, led by 30-year industry veteran, Louis Coccoli, Jr., who will remain President of Gladco. Through the acquisition, we enhanced our presence on the East Coast through representation by Gladco's corporate office in Pittsburgh.

Gladco currently manages concessions in five airports. Gladco has also signed a lease for three store locations in the Newark, New Jersey International Airport, with projected annual sales of more than $3.6 million. In addition to its own signature facilities, Gladco operates several national brands, including Schlotzky's Deli, Hot Licks Bar & Grill and Samuel Adams Brew Pub, and has an exclusive agreement with Yuengling Brewery, the oldest brewery in the United States.

The combined companies are expected to realize the benefits of having East Coast and West Coast offices, providing geographically appealing management, operations consolidation, additional industry contacts and clout, and creativity enhancements from combined co-branding and airport concessions experience. As a company, Gladco has focused its bids to include bar and lounge services that return higher margins than typical food service concessions, which compliment our existing operations.

CONCESSION  LOCATIONS

The following table identifies our existing airport concessions and those which have been awarded and are expected to be in operation in 2002, including the facilities acquired when we purchased Gladco Enterprises, Inc. in October 2000:

                    EXISTING AND AWARDED CONCESSION LOCATIONS
                          Year Ended December 31, 2001

                                                                                Dated of
                                                                                Completion
                                                                Date            or Expected
Name/Location of . . . . . . . . . . . . .  Description of      Commenced       Completion     Expiration Date   2001
Concession . . . . . . . . . . . . . . . .  Concession          Operations      of Remodeling  of Contract       Revenue
------------------------------------------  ------------------  --------------  -------------  ----------------  ----------

Charleston, SC (1) . . . . . . . . . . . .  Food and Beverage   July 2000       January 2001   January 2011      $1,787,617

Baton Rouge (1). . . . . . . . . . . . . .  Food and Beverage   July 1999       July 2000      July 2010         $  776,499

Shreveport,. . . . . . . . . . . . . . . .  Food and Beverage   May 1999        February 1996  November 2009     $  574,464
Louisiana (1). . . . . . . . . . . . . . .                                      & May 1999

Midland, Texas (1) . . . . . . . . . . . .  Food and Beverage   January 1999    January 1999   September 2007    $  836,488

Ontario, California. . . . . . . . . . . .  Food and Beverage   September 1998  September      July 2008         $1,727,567
                                                                                1998

John F. Kennedy. . . . . . . . . . . . . .  Food and Beverage   October 1999    July 1999      May 2008 (2)      Franchise (8)
International (2)

Greensborough. . . . . . . . . . . . . . .  Food and Beverage   December 1997   November 1998  May 2008          $2,305,328
(Piedmont Triad)
North Carolina (1)

Sioux Falls, South . . . . . . . . . . . .  Food and Beverage   August 1997     March 1999     August 2007       $  708,188
Dakota (1) . . . . . . . . . . . . . . . .  Inflight Catering

Des Moines,. . . . . . . . . . . . . . . .  Food and Beverage   July 1997       November 1998  July 2007(3)      $1,556,172
Iowa (3)

Cedar Rapids,. . . . . . . . . . . . . . .  Master Concession;  November 1996   October 1997   March 2004 (5)    $1,485,971
Iowa (1) . . . . . . . . . . . . . . . . .  Food and Beverage;
                                            News & Gifts;
                                            Specialty Stores;
                                            Inflight Catering

Columbia,. . . . . . . . . . . . . . . . .  Food and Beverage;  October 1996    October 1997   October 2006 (4)  $1,271,700
South Carolina (1) . . . . . . . . . . . .  Catering

Allentown, . . . . . . . . . . . . . . . .  Food and Beverage   July 1996       January 1998   July 2006         $1,329,594
Pennsylvania . . . . . . . . . . . . . . .  Inflight Catering

Lexington, . . . . . . . . . . . . . . . .  Food and Beverage   July 1996       February 1997  July 2006         $  805,688
Kentucky (1) . . . . . . . . . . . . . . .  Inflight Catering

Roanoke, . . . . . . . . . . . . . . . . .  Food and Beverage   June 1996       January 1997   June 2006         $  576,995
Virginia(1). . . . . . . . . . . . . . . .  Inflight Catering

Freeland (MBS) . . . . . . . . . . . . . .  Food and Beverage   May 1996        May 1996       May 2006          $  844,233
Michigan (6)

Appleton,. . . . . . . . . . . . . . . . .  Food and Beverage   January 1996    January 1996   July 2005         $  373,735
Wisconsin(1)

Madison, . . . . . . . . . . . . . . . . .  Food and Beverage   January 1996    July 1996      January 2006      $1,030,010
Wisconsin (1)

Portland . . . . . . . . . . . . . . . . .  Food and Beverage   October 1995    October 1995   June 2005         $  819,602
International(1)

Los Angeles. . . . . . . . . . . . . . . .  Food and Beverage   June 1995       September      June 2005 (6)     $1,200,472
International(5)                                                                1995

Denver . . . . . . . . . . . . . . . . . .  Food and Beverage   February 1995   One            June 2003 and     $1,150,516
International. . . . . . . . . . . . . . .                                      completed      November 2006
                                                                                February
                                                                                1995



[continued]

Albany,. . . . . . . . . . . . . . . . . .  Food and Beverage   February 1995   February 1995  February 2008     $1,442,308
New York (6)

Pittsburgh,. . . . . . . . . . . . . . . .  Food and Beverage   October 1992    October 1992   October 2006      $6,577,558

Orange County. . . . . . . . . . . . . . .  Food and Beverage   September 1990  December 2000  February 2001(5)  Franchise (8)

Boston,. . . . . . . . . . . . . . . . . .  Food and Beverage   November 2001   Under          May 2003 (3)      $   99,992
Massachusetts (7). . . . . . . . . . . . .                                      Negotiation

Newark,. . . . . . . . . . . . . . . . . .  Food and Beverage   October 2001    April 2002     September 2008    $3,600,000 (9)
New Jersey . . . . . . . . . . . . . . . .


(1)  We are currently the sole food and beverage concessionaire at this airport.

(2) Delta Airlines, the owner of the airport terminal, has reserved the right under its concession agreement with us to recapture the premises upon 30 days notice and payment for our improvements.

(3) The airport retains the right under the contract to recapture the premises upon payment for our improvements.

(4) After the initial year of the term, the airport authority has the right to terminate the contract upon payment to us of our "remaining business interest" in the concession.

(5) After June 2001, this contract can be terminated by the airport upon 90 days notice.

(6)  This contract was acquired by us when we purchased Gladco Enterprises, Inc.

(7)  We  are  currently negotiating with the airport for a longer-term contract.

(8) All of the locations with revenue listed in the last column of the table are Company-operated locations. Locations operated by franchisees are indicated with the word "Franchise" in the last column of the table.

(9) Three locations at this airport became operational in 2002 with total estimated annual revenues of $3,600,000.

FRANCHISE  OPERATIONS

From 1986 through 1994, we were actively engaged in the business of franchising restaurants under the "Creative Croissant" name. Unfortunately, our restaurant franchise business was not successful, and, in 1990, we began the transition to company-owned airport concessions that is the major focus of our current business plan. We continue to have franchise relationships with the Orange County airport concessions that is operated by a franchisee.

We expect our revenues from franchising (approximately 0.1% of total revenues for the twelve month period ended December 31, 2001) to remain unchanged or decline over time as we concentrate on expanding our concession business and establishing facilities owned directly by us at airports, other captive audiences and other public venues. If we are able to establish a greater national brand name presence, through our airport and other concession business, then we may devote some resources to the development of the franchising segment of our business. In the meantime, we may continue to sell franchises in special situations when a franchise would be more advantageous to our business than a Company owned facility, when financing is not otherwise available, or generally in situations that do not involve concession contracts.

MARKETING  AND  SALES

Our marketing strategy involves two fundamental components: (i) securing the concession and (ii) increasing sales once the concession has been granted. We plan to continue to concentrate our marketing and sales efforts on acquiring high volume concessions at airports and evaluating other public venues with high, captive pedestrian traffic such as sports stadiums, public libraries, universities/colleges, zoos and theme parks throughout the United States. For the near future, we intend to focus on the approximately 123 airports in the United States with over 400,000 enplanements per year. In those smaller regional airports, whenever possible we will seek to be the master concessionaire for all concession operations conducted at such airports.

We target the airport concession business through our presence at airport authority association meetings and trade shows, our network of existing relationships in the airport business community, and through submission of bids in response to requests for proposals by airports. By continually monitoring the availability of proposals at airports throughout the nation, we seek to be involved in every proposal that is economically feasible. In bidding for concessions, we primarily focus on those airports with locations indicating that the concession will earn annual gross revenues of $500,000 to $2,000,000. Once a concession has been targeted, we develop a customized bid tailored to address a theme or culture specific to the concession location. Our management is currently working with airport managers to design unique and exciting food court areas with a variety of food choices, comfortable seating and self-serve options without the inconveniences of traditional restaurants. Our proposals for airports may include children's play areas, reading areas, mini-libraries and/or computer services.

Our food and beverage facilities have traditionally been designed with a European flair for fresh, healthy and nutritious gourmet and specialty foods, served quickly and at value prices. We are diversifying into agreements with renowned food and beverage suppliers such as Carls Jr., Schlotzky's and TCBY Yogurt. The food and beverage concessions sell gourmet coffee beans as gift packages, colorful sports bottles and thermal coffee mugs featuring the "Creative Croissants-Registered Trademark" logo and key menu items, custom gift baskets and other promotional merchandise.

DISTRIBUTION

We rely on Sysco Corporation as our primary distributor for foodservice products to our customer locations. Our agreement with Sysco provides for customer service, delivery service and information services to be provided by Sysco. Our annual purchase volume from Sysco is approximately $7,000,000.

COMPETITION

The concession industry is extremely competitive and there are numerous competitors with greater resources and more experience than we have. The dominant competitors in the airport concession market are HMS Host and CA One Services, Inc., which have been serving the airport concession market for decades. HMS Host and CA One Services have established a marketing strategy of offering comprehensive concession services to airport authorities in which they submit a bid on an entire airport or terminal complex. They generally operate large airport master concessions with annual sales in excess of $2.2 million.

Other formidable competitors in the concession business, especially food and beverage, include Service America Corporation, Anton Food, Concession International and Air Host, Inc.

We are primarily focusing initially on smaller airport concessions where competition from large competitors is less intense. However, there are a limited number of concession opportunities domestically. If we achieve greater penetration in regional airports, we will be required to enter into larger domestic airports or other venues to sustain our growth. Entry into larger domestic airports will necessarily involve direct competition with HMS Host and CA One Services.

We strive to differentiate our company in all markets with the design and product mix we offer to each particular airport. We design our concession bids and facilities around unique themes or concepts that we develop for each location. In this manner, we seek to appeal to airport authorities that are seeking individual bidders with interesting and creative food concepts, both to boost the airport's income from percentage rents and to enhance the look and reputation of the airport and the cities it serves. We also offer a variety of food concepts with an emphasis on fresh foods and high quality, while maintaining value-oriented prices.

GOVERNMENT  REGULATION

The airport concession business is subject to the review and approval of government or quasi government agencies with respect to awarding concession contracts. In addition, food and beverage concessions are subject to the same rigorous health, safety and labor regulations that apply to all restaurants and food manufacturing facilities. Concession businesses are also subject to labor and safety regulations at the local, state and federal level. Concessions granted by airport authorities and other public agencies may also be subject to the special rules and regulations of that agency, including rules relating to architecture, design, signage, operating hours, staffing and other matters. Failure to comply with any of these regulations could result in fines or the loss of a concession agreement.

The Federal Aviation Administration requires airports receiving federal funds to award contracts for concession facilities producing at least 10% of total airport concession revenue to certain designated categories of entities that qualify as Disadvantaged Business Enterprises. The federal requirements do not specify the nature or manner in which the disadvantaged business must participate. Historically, companies in the industry have relied on hiring disadvantaged business employees, purchasing provisions from disadvantaged business suppliers, contracting for services from disadvantage businesses or subcontracting a portion of the concession to a disadvantaged business in order to meet this requirement. When we first entered the airport concession business, our Common Stock was owned entirely by Mr. Sayed Ali. As a result, we qualified as a disadvantaged business enterprise. Our status as a disadvantaged business enterprise assisted us in securing concession awards with several airports, and some of our concession agreements specify that we will retain our disadvantaged business status. As a result of our initial public offering and subsequent stock sales, Mr. Ali's ownership in our common stock decreased to approximately 12.9%. We do not know what impact this will have on our status as a disadvantaged business. We have succeeded in securing airport concession contracts at eight additional locations since our initial public offering, although we are not aware of the extent to which our disadvantaged business status, or lack thereof, was a factor in the airport authorities' decisions to award us such contracts.

We will have to address the issue on an airport by airport basis. If necessary, we will comply with a particular airport's request for additional disadvantaged business participation through the industry practice of hiring or contracting with other disadvantaged businesses. We believe that we will retain our existing locations and can continue to secure new concessions on the basis of the products and services we offer and our industry reputation. To the extent our historic rate of success in securing airport concessions is attributable to our clear status as a disadvantaged business, our growth rate may decline.

The restaurant industry and food manufacturing businesses are highly regulated by federal, state and local governmental agencies. Restaurants must comply with health and sanitation regulations and are periodically inspected for compliance. Labor laws apply to the employment of restaurant workers, including such matters as minimum wage requirements, overtime and working conditions. The Americans With Disabilities Act applies to the Company's facilities prohibiting discrimination on the basis of disability with respect to accommodations and employment. Food preparation facilities must comply with the regulations of the United States Department of Agriculture, as well as state and local health standards.

Franchising is regulated by the Federal Trade Commission and by certain state agencies, including the California Department of Corporations. In addition, the California Franchising Law contains specific restrictions and limitations on the relationship between franchisors and franchisees. Franchisors must file an annual Franchise Offering Circular with the Federal Trade Commission and certain states (many states do not regulate the offer and sale of franchises) every year.

EMPLOYEES

We presently have 681 employees, including 18 in administration. The employees include approximately 275 who are employed by GladCo Enterprises, Inc. As we expand and open more concessions, we anticipate hiring additional personnel including administrative personnel commensurate with growth. We have never had a collective bargaining agreement with our employees and we are not aware of any material labor disputes.

SEASONALITY

Our concession operations are expected to experience moderate seasonality during the course of each year, corresponding with traditional air travel patterns which generally increase from the first quarter through the fourth quarter.

TRADEMARKS

We presently have one registered trademark with the United States Patent and Trademark Office on the Principal Register, registered as "Creative Croissants-Registered Trademark." In addition, we are in the process of filing trademark applications to register the name "Creative Host Services, Inc." and as our business develops, we plan to continue to develop merchandising of trademark products, such as clothing, drinking bottles, mugs and other similar products, utilizing our service marks and trademarks in order to generate additional revenues. Our policy is to pursue registrations of our marks wherever possible. We are not aware of any infringing uses that could materially affect our business or any prior claim to the trademarks that would prevent us from using those trademarks in our business.

PROPERTIES

The Company's executive offices are located in a 3,903 square foot facility at 16955 Via Del Campo, Suite 110, San Diego, California. The combined facility is covered by a five-year lease terminating March 31, 2007 with monthly payments of $6,683 plus common area maintenance charges.

LEGAL  PROCEEDINGS

The Company is presently not subject to any material legal proceedings. The Company is subject from time to time to legal claims in the ordinary course of its business. Management does not believe that any of these legal claims will have a significant adverse effect on its financial condition or business.

MANAGEMENT

DIRECTORS  AND  EXECUTIVE  OFFICERS

The following table sets forth the names and ages of our current directors and executive officers, their principal offices and positions and the date each such person became a director or executive officer. Our executive officers are elected annually by the Board of Directors. Our directors serve one year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. There are no family relationships between any of the directors and executive officers. In addition, there was no arrangement or understanding between any executive officer and any other person pursuant to which any person was selected as an executive officer. Creative Host will always maintain at least two independent directors on its board of directors.

The  directors  and  executive  officers  of  Creative  Host  are  as  follows:


Name                         Age     Positions
----                         ---     ---------

Sayed  Ali                    55     Chairman  of  the  Board  of  Directors,
                                     President  and  Chief  Executive  Officer
Booker  T.  Graves  (1)(2)    66     Director
John  P.  Donohue,  Jr.(1)(2) 74     Director
Charles  B.  Radloff  (2)     75     Director
Tasneem  Vakharia             42     Secretary

-----------
(1)  Member  of  Compensation  Committee
(2)  Member  of  Audit  Committee

SAYED ALI is the founder, Chairman of the Board of Directors, President and Chief Executive Officer of the Company. Mr. Ali has served as Chairman of the Board of Directors and President since 1986. Mr. Ali served as Chief Financial Officer from December 1986 to February 1997, and from August 1997 to January 2003. Mr. Ali served as the Secretary of the Company from 1986 to December 1996. Prior to founding the Company, from May 1985 to September 1987, Mr. Ali was the Director of Operations of Steffa Control Systems, a manufacturer of energy management systems. From March 1980 until May 1985, Mr. Ali was the Director of Operations for Oak Industries, Inc., a $250 million telecommunications equipment manufacturer.

BOOKER T. GRAVES has been a director of the Company since March 1997. Since 1993, Mr. Graves has been president of Graves Airport Concession Consultants, a consulting company located in Denver, Colorado, which provides consulting services to airports and other businesses. From 1993 to 1996, Mr. Graves was the principal food and beverage consultant to the Denver International Airport. From 1990 through 1993, Mr. Graves was General Manager of CA One Services, Inc. (formerly Sky Chefs) at Denver Stapleton International Airport. From 1980 until 1990, Mr. Graves was the General Manager of CA One Services, Inc. of Phoenix Sky Harbor Airport.

JOHN P. DONOHUE, JR. has been a director of the Company since March 1997. From 1990 to the present, Mr. Donohue has been a private investor. Prior to that time for 25 years, Mr. Donohue was employed by Oak Industries, Inc., a NYSE listed company, in various capacities. From 1985 to 1990, Mr. Donohue served as President of Oak Communications, Inc., a division of Oak Industries, Inc. which manufactured communications equipment for the cable television industry. From 1982 to 1985, he served as Vice President of Manufacturing overseeing up to 6,000 manufacturing employees. From 1977 to 1982, Mr. Donohue served as Vice President of Operations for the Oak Switch division of Oak Industries, Inc.

CHARLES B. RADLOFF has been a director of the Company since March 1997. Mr. Radloff has served as a business advisor and member of the board of directors of DB Products, Inc. a privately owned company engaged in the design, manufacture, and sale of electronic components for the communications and aerospace industries. From 1987 to 1991, Mr. Radloff was President and Chief Executive
Officer of AKZO Electronic Materials Company, an electronics manufacturer and wholly-owned subsidiary of AZKO, which is a Dutch multi-national corporation with annual sales of approximately $12 billion. From 1965 to 1987, Mr. Radloff served in various executive positions with Oak Industries, Inc., including his position as President and Chief Executive Officer of Oak Communications and Chief Executive Officer of Oak Technology. Mr. Radloff previously served on the board of directors of Comstream, Inc.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Our articles of incorporation limit the liability of directors to the maximum extent permitted by California law. This limitation of liability is subject to exceptions including intentional misconduct, obtaining an improper personal benefit and abdication or reckless disregard of director duties. Our articles of incorporation and bylaws provide that we may indemnify its directors, officer, employees and other agents to the fullest extent permitted by law. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws would permit indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                  EXECUTIVE  COMPENSATION

EXECUTIVE  OFFICER  COMPENSATION

     Our compensation and benefits programs are designed to attract, retain and motivate employees to operate and manage our business for the best interests of our constituents. We design executive compensation to provide incentives for those senior members of management who bear responsibility for our goals and achievements. The compensation philosophy is based on a base salary, with opportunity for significant bonuses to reward outstanding performance, and a stock option program. Our Compensation Committee is responsible for setting base compensation, awarding bonuses and setting the number and terms of options for the executive officers. None of the current Committee members are employees of the Company. The Committee currently consists of Messrs. Donohue and Graves.

     The following table and notes provide information concerning compensation awarded to, earned by or paid to the Chief Executive Officer of the Company and to any other qualifying Executive Officers and employees who earned more than $100,000 for all services rendered to the Company and its subsidiary for fiscal years ended December 31, 2001, 2000 and 1999.


                           SUMMARY COMPENSATION TABLE

                                                                        Long-Term
                                    Annual Compensation                Compensation
                                    -------------------                ------------
                                                                         Awards
                                                                         ------
                                                                       Securities
Name and Principal                                     Other Annual    Underlying
Position                  Year     Salary     Bonus    Compensation    Options/SARs
-------------------      ------   -------     ------   -------------   ------------
Sayed Ali                 2001    $200,000    $30,000      $-0-               -
President and Chief       2000    $148,759    $15,000      $-0-          60,000(1)
Financial Officer         1999    $120,000    $15,000      $-0-          10,000(2)

Louis Coccoli, Jr.        2001    $160,000(3) $15,000      $-0-          10,000(4)
President;                2000    $150,000(3) $     -      $-0-          15,000(5)
GladCo Enterprises, Inc.


(1) Consists of 60,000 options granted to Mr. Ali under the Company's 1997 Stock Option Plan to purchase 60,000 shares of the Company's common stock at an exercise price of $6.325 per share, which was 110% of the closing market price of the Company's common stock on the date of grant. The options vest according to the following schedule: 20,000 on the date of grant, January 1, 2000; 20,000 on January 1, 2001; and 20,000 on January 1, 2002. The exercise period is five years from the date of grant.

(2) Consists of 10,000 options to purchase 10,000 shares of the Company's common stock at an exercise price of $1.02, which was 110% of the closing market price of the Company's common stock on the date of grant. Those options vested on the date of grant and were exercised in 2000.

(3) Mr. Coccoli serves as President of the Company's subsidiary, GladCo Enterprises, Inc. The Company acquired GladCo in October 2000.

(4) On October 29, 2001, Mr. Coccoli was granted 10,000 options to purchase 10,000 shares of the Company's common stock at an exercise price of $1.05 per share, which was the closing market price of the Company's common stock on the date of grant. The options were vested on the date of grant and expire on October 29, 2006.

(5) As part of the acquisition of GladCo, Mr. Coccoli received warrants to purchase 15,000 shares of the Company's common stock at an exercise price of $4.75 per share. The warrants expire on October 1, 2005.

The following table sets forth information concerning individual grants of stock options made during the fiscal year ended December 31, 2001 to each of the named executive officers.

             OPTION/SAR GRANTS IN LAST FISCAL YEAR
                         (Individual Grants)

<BTB>
                          Number of Secu-       Percent of Total
                         rities Underlying        Options/SARs
                           Options/SARs           Granted to         Exercise of
   Name                       Granted             Employees in        Base Price      Expiration
                                (#)                Fiscal Year          ($/Sh)            Date
--------------------     -----------------      ----------------     ------------      ----------

Louis Coccoli, Jr.(1)          10,000                25.0%            $1.05/Sh         10/29/06
--------------------

(1) On October 29, 2001, Mr. Coccoli was granted 10,000 options to purchase 10,000 shares of the Company's common stock at an exercise price of $1.05 per share, which was the closing market price of the Company's common stock on the date of grant. The options were vested on the date of grant and expire on October 29, 2006.

            AGGREGATE  OPTIONS/SAR  EXERCISES  IN  THE  LAST  FISCAL  YEAR
                    AND  FISCAL  YEAR  END  OPTION/SAR  VALUES


The following table contains information concerning each exercise of stock options (or tandem SARs) and freestanding SARs during the last completed fiscal year by each of the named executive officers and the fiscal year-end value of unexercised options and SARs.

<BTB>

                                                     Number of Securities
                      Shares                         Underlying Unexercised      Value of Unexercised
                   Acquired on        Value            Options/SARs as of        In-the-Money Options/
Name               Exercise (#)     Realized ($)        December 31, 2001         at December 31, 2001
----               -----------      -----------   -------------------------     -------------------------
                                                  Exercisable/Unexercisable     Exercisable/Unexercisable
                                                  -------------------------     -------------------------
Sayed Ali                    -      $     -             105,000/20,000               $     0/0(1)

Louis Coccoli, Jr.           -      $     -              25,000/0(2)                 $ 2,000/0(1)
--------------

(1) Based on the closing price of the Company's Common Stock on December 31, 2001 of $1.25 per share.

(2) Includes 15,000 warrants and 10,000 options.

EMPLOYMENT  AGREEMENTS

     Sayed Ali, our Chairman of the Board, President and Chief Executive Officer, entered into an amended five-year employment agreement with us which commenced effective January 1, 2000. The employment agreement provides for an annual salary for Mr. Ali of $175,000 in 2000, $200,000 in 2001, $225,000 in
2002, $248,000 in 2003 and $275,000 in 2004. The agreement provides that upon the mutual termination of employment, Mr. Ali will be entitled to a severance payment equal to his base annual compensation during the fifth year of the agreement. For any other termination, except for cause on the part of the Company, Mr. Ali would be entitled to receive a lump sum payment equal to the annual compensation, and any accrued but unpaid bonus, due through the end of the agreement. Mr. Ali was also granted 60,000 stock options under the Company's 1997 Stock Option Plan, vesting 20,000 upon grant, 20,000 in January 2001 and 20,000 in January 2002. The exercise price is 110% of the fair market value of the stock on the date of grant, and the exercise period is five years from the date of grant. Mr. Ali is also eligible to receive annual cash bonuses as well as additional option grants at the discretion of the Board of Directors.

     For his services as President of GladCo, Louis Coccoli, Jr. also has an employment contract with Creative Host. The term of the agreement is from the closing date of the acquisition of GladCo on October 1, 2000 until August 21, 2005. The agreement provides for $150,000 in base annual salary with cost of living increases and such merit raises as may be approved by the Board of Directors. Mr. Coccoli is also eligible to receive annual cash bonuses as well as option grants at the discretion of the Board of Directors. If the agreement is terminated by Creative Host, not for cause, or Mr. Coccoli terminates for good reason as defined in the agreement, Mr. Coccoli is entitled to receive termination payments consisting of his remaining base salary, measured from the highest annual level, for the remainder of the agreement.

DIRECTOR  COMPENSATION

     Prior to December 31, 2002, directors received no cash compensation for their services to us as directors. Effective, February 2003, directors who are not employees will receive annual compensation of $6,000, plus $1,500 for each meeting of the Board of Directors attended and $750 for each meeting of any committee of the Board of Directors attended. Directors are also reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors. In addition, each outside director is entitled to receive options as approved by the Board of Directors under our 1997 Stock Option Plan and 2001 stock Option Plan.

STOCK  OPTION  PLAN

     In January 2001, the Company's Board or Directors adopted the 2001 Stock Option Plan for our directors, executive officers, employees and key consultants, which was ratified by our shareholders in 2001. Under the 2001 plan, a total of 450,000 shares are reserved for potential issuance upon the exercise of up to 450,000 stock options that may be granted under the plan. A total of 200,000 stock options have been granted under the 2001 plan to certain of our directors. We expect to grant stock options under the plan to directors, executive officers and other qualified recipients in 2002 and in future years.

CERTAIN  RELATIONSHIPS  AND  RELATED  PARTY  TRANSACTIONS

     On October 9, 2000, we completed our acquisition of GladCo Enterprises, Inc. and it became a subsidiary of Creative Host. As part of the acquisition agreement, we agreed to employ Louis Coccoli, Jr. as President of our GladCo subsidiary. In January 2002, we sold our Atlantic City location, which we acquired as part of the GladCo acquisition, to the wife of Mr. Coccoli for $250,000, which was used to settle a contractual liability that we owed to Mr. Coccoli. At the time of the sale, Mr. Coccoli's share ownership in Creative Host was less than 1%.

                              SELLING STOCKHOLDERS

The shares of common stock being offered by the selling securityholders were issued to them in connection with the following transactions:

In September 2000, we sold approximately $2,000,000 in 7% Convertible Debentures due September 26, 2003 to GCA Strategic Investment Fund Limited. The purchase price of the debentures was 95% of the principal amount, which after other fees resulted in net proceeds of $1,813,000. The debentures were convertible at the lower of 110% of the volume weighted average sales price of the Company's common stock on the day immediately preceding closing ($7.70) or 85% of the five lowest volume weighted average sales prices of our common stock during the 25 days immediately preceding the date of a notice of conversion. All of these debentures have either been converted or repurchased by us. GCA Strategic
Investment Fund Limited has no relationship with the Company other than as an investor.

We also sold $945,000 in Units in a private placement to a total of 13 different investors. Berry-Shino Securities, Inc. acted as placement agent in this private placement. Each Unit consists of one $50,000 convertible note which is convertible at $1.05 in outstanding principal amount or outstanding interest per share and 37,500 warrants to purchase common stock at $2.00 per share. Two investors subsequently rescinded their investments in two of the Units because they were unwilling to sign the subordination agreement required under the terms of the private placement. In November 2002, we refunded to those investors a total amount of $100,000 and cancelled the securities to be issued to those investors. As a result, those investors, and the shares related to those Units, are not included as selling stockholders.

At closing of the private placement in April 2002, we issued a warrant to purchase 1.89 of the Units (10% of those sold) issuable in the private placement at an exercise price of $50,000 per Unit as part of the consideration to Berry Shino-Securities, the broker/dealer that placed the private placement. Other than acting as placement agent, neither Berry-Shino Securities nor any of the investors in the offering has any relationship with the Company. Each of the Units sold consisted of one $50,000 face amount Series A Convertible Subordinated Debenture and 37,500 warrants to purchase shares of our common stock at $2.00 per share until November 21, 2006. The Units purchaseable by Berry-Shino securities under the broker warrant are identical to the investor Units. Berry Shino Securities is not included as a selling stockholder.

Finally, in January 2002 we issued 25,000 shares to Cutler Law Group, our legal counsel, for legal services valued at $1.02 per share. Cutler Law Group acts as our securities legal counsel. M. Richard Cutler is the principal and sole beneficial owner of Cutler Law Group.

The following tables provide certain information with respect to shares offered by the selling stockholder:

<BTB>

                                                                                     % OF SHARES
                                   NUMBER OF     NUMBER OF SHARES                    OWNED BY
SELLING . . . . . . . . . . . . .  SHARES OWNED  REGISTERED BY     NUMBER OF SHARES  SHAREHOLDER
SHAREHOLDERS. . . . . . . . . . .  BEFORE SALE   PROSPECTUS (1)    OWNED AFTER SALE  AFTER SALE
---------------------------------  ------------  ----------------  ----------------  --------------
GCA Strategic Investment Fund, LP       410,375           410,375                 0           0.00%
(Brad A. Thompson, Managing Dir.)
---------------------------------  ------------  ----------------  ----------------  --------------
Cutler Law Group. . . . . . . . .        49,000            25,000            24,000           **(2)
(M. Richard Cutler, Owner)
---------------------------------  ------------  ----------------  ----------------  --------------
Alice C. Tate, Roth IRA . . . . .             0            76,607                 0           0.00%
---------------------------------  ------------  ----------------  ----------------  --------------
Glenbrook Capital Management. . .             0            85,119                 0           0.00%
(Grover T. Wickersham, Manager)
---------------------------------  ------------  ----------------  ----------------  --------------
Cygnet Lake Limited . . . . . . .             0            85,119                 0           0.00%
(Richard Pearman, President)
---------------------------------  ------------  ----------------  ----------------  --------------
Joel Gold, IRA. . . . . . . . . .             0           170,238                 0           0.00%
---------------------------------  ------------  ----------------  ----------------  --------------
H. Burton & Claire P.Gosline. . .             0            85,119                 0           0.00%
---------------------------------  ------------  ----------------  ----------------  --------------
Francis X. Hanton . . . . . . . .             0            42,560                 0           0.00%
---------------------------------  ------------  ----------------  ----------------  --------------
Matthew M. Hayden . . . . . . . .             0            42,560                 0           0.00%
---------------------------------  ------------  ----------------  ----------------  --------------
Knapp Family Trust. . . . . . . .             0           425,595                 0           0.00%
(Geoffrey D. Knapp, Trustee)
---------------------------------  ------------  ----------------  ----------------  --------------
Maria Molinsky. . . . . . . . . .             0           170,238                 0           0.00%
---------------------------------  ------------  ----------------  ----------------  --------------
Victor & Janet Molinsky . . . . .             0            85,119                 0           0.00%
---------------------------------  ------------  ----------------  ----------------  --------------
Graham Paxton . . . . . . . . . .             0           170,238                 0           0.00%
---------------------------------  ------------  ----------------  ----------------  --------------

(1) The notes are convertible to shares of the Company's common stock at $1.05 per share (e.g. $50,000 note / $1.05 = 47,619 shares); the warrants are at the rate of 37,500 shares for each $50,000 note or multiple thereof. One Unit equals 47,619 + 37,500 = 85,119 shares. We are registering the common stock underlying the notes and warrants. To date, $100,000 of the notes have been converted into 95,238 shares of common stock, with no warrants having been exercised.

(2)  Less  than  1.00%

                              PLAN OF DISTRIBUTION

Sales of the shares of common stock by the selling securityholders may be effected from time to time in transactions (which may include block transactions) in the Nasdaq small cap market, in negotiated transactions, through the writing of options on the common stock or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, or at negotiated prices. The selling securityholders may effect such transactions by selling the shares of common stock directly to purchasers or through broker-dealers that may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling securityholders and/or the purchasers of shares of common stock for whom such broker-dealers may act as agents or to whom they sell as principals, or both. Such compensation as to a particular broker-dealer might be in excess of customary commissions.

The selling securityholders and any broker-dealers that act in connection with the sale of the shares of common stock as principals may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any commissions received by them and any profit on the resale of the shares of common stock earned by them as principals might be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares of common stock against certain liabilities, including liabilities under the Securities Act. We will not receive any proceeds from the sale of the shares of common stock.

The shares of common stock are offered by the selling securityholders on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. We have agreed to pay all expenses incurred in connection with the registration of the shares offered by the selling securityholders except that the selling securityholders are exclusively liable to pay all commissions, discounts and other payments to broker-dealers incurred in connection with its sale of common stock.

In accordance with Regulation M under the Exchange Act, neither we, nor the selling securityholders may bid for, purchase or attempt to induce any person to bid for or purchase any of our common stock while we or they are selling stock in this offering. Neither we, nor any of the selling securityholders intends to engage in any passive market making or undertaking any stabilizing activity for our common stock. None of the selling securityholders will engage in any short selling of our securities.

PRINCIPAL  STOCKHOLDERS

COMMON  STOCK

The following table sets forth certain information regarding beneficial ownership of common stock as of December 31, 2002 by:

     - each person known to Creative Host to own beneficially more than 5% of our common stock;
     -     each  of  our  directors;
     -     each  of  our  named  executive  officers;  and
     -     all  executive  officers  and  directors  as  a  group.

NAME  AND  ADDRESS  OF                 AMOUNT  AND  NATURE        PERCENT OF
BENEFICIAL  OWNER(1)                OF  BENEFICIAL  OWNER(2)      CLASS  (3)
-------------------                ----------------------        ----------
John  Stewart  Jackson,  IV                2,803,898(4)                34.4%
c/o  Jackson  Burglar  Alarm
100  East  20th  Avenue
Denver,  CO  80205-3102

OFFICERS  AND  DIRECTORS:
Sayed  Ali                                1,045,000(5)                 12.9%
John  P.  Donohue                            90,000(6)                  1.1%
Booker  T.  Graves                           77,800(7)                  1.0%
Charles  B.  Radloff                         35,000(8)                  0.4%
Tasneem  Vakharia                            80,000(9)                  1.0%
Louis  Coccoli,  Jr.                         59,944(10)                 0.7%

ALL  OFFICERS  AND  DIRECTORS             1,387,744                    16.5%
  AS  A  GROUP  (6  PERSONS)

---------------------------

(1) The address of each of the directors and executive officers is c/o Creative Host Services, Inc., 16955 Via Del Campo, Suite 110, San Diego, California 92127

(2) Unless otherwise indicated, and subject to applicable community property laws, each person has sole voting and investment power with respect to the shares beneficially owned. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

(3) Based on 8,006,210 shares of Common Stock outstanding as of December 31, 2002. Shares of common stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Does not include 1,431,107 shares which could be issued upon the exercise of outstanding warrants and 900,000 shares which could be issued upon the conversion of long-term debt.

(4) Of this amount (i) 2,614,513 shares are owned by Mr. Jackson, (ii) 10,000 shares are beneficially owned through his spouse, (iii) 18,435 shares are beneficially owned through a family foundation, (iv) 970 shares are beneficially owned by Mr. Jackson through four separate trusts for his minor children pursuant to the Uniform Minors Trust Act, (v) 400 shares are beneficially owned by Gregory Development, Inc., a real estate holding company which is controlled by Mr. Jackson, (vi) 18,350 shares are owned jointly with three daughters, and (vii) 70,501 shares and 70,729 shares are beneficially owned through two separate warrants with exercise prices of $13.20 and $8.32 per share, respectively, which were issued as a dividend by Creative Host to the foregoing persons and entities.

(5) Includes 105,000 shares which Mr. Ali has the right to acquire upon the exercise of options issued under our 1997 Stock Option Plan and 15,000 shares upon the exercise of vested options issued in 2002 under our 2001 Stock Option Plan. Does not include 20,000 shares for options which do not vest until January 1, 2004. Other than his options, Mr. Ali's shares are held in two family trusts over which he has voting control.

(6) Includes 15,000 shares which Mr. Donohue has the right to acquire upon exercise of options issued under our 1997 Stock Option Plan and 50,000 shares upon the exercise of vested options issued under our 2001 Stock Option Plan. Does not include 25,000 shares for options which are not vested.

(7) Includes 20,000 shares which Mr. Graves has the right to acquire upon exercise of options issued under our 1997 Stock Option Plan, and 50,000 shares upon the exercise of vested options issued under our 2001 Stock Option Plan. Does not include 25,000 shares for options which are not vested.

(8) Includes 35,000 shares which Mr. Radloff has the right to acquire upon exercise of vested options issued under our 2001 Stock Option Plan. Does not include 25,000 shares for options which are not vested.

(9) Includes 35,000 shares which Ms. Vakharia has the right to acquire upon exercise of options issued under our 1997 Stock Option Plan and 35,000 shares upon the exercise of vested options issued under our 2001 Stock Option Plan.

(10)Includes 15,000 shares which Mr. Coccoli has the right to acquire through the exercise of warrants and 15,000 shares which he has the right to acquire upon the exercise of options.


There are no arrangements which may result in a change in control of Creative Host.

                            DESCRIPTION OF SECURITIES

The following description of the Company's securities is qualified in its entirety by reference to the Company's Articles of Incorporation and Bylaws, which may be obtained on request from the Company.

The Company is authorized to issue up to 20,000,000 shares of Common Stock, no par value and 2,000,000 shares of preferred stock.

COMMON STOCK. Each holder of Common Stock of the Company is entitled to one vote for each share held of record. There is no right to cumulative voting in the election of directors. The shares of Common Stock are not entitled to pre-emptive rights and are not subject to redemption or assessment. Each share of Common Stock is entitled to share ratably in distributions to shareholders and to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefore. Upon liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive, pro rata, the assets of the Company which are legally available for distribution to shareholders, subject to the rights and preferences of outstanding preferred stock.

PREFERRED STOCK. The preferred stock of the Company can be issued in one or more series as may be determined from time to time by the Board of Directors without further stockholder approval. In establishing a series the Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restrictions thereof. All shares of any one series shall be alike in every particular. There have been no series of Preferred Stock established and there are no shares of preferred stock issued or outstanding.

REPORTS  TO  SHAREHOLDERS.

The Company intends to furnish periodic reports and/or newsletters to shareholders which may include unaudited financial statements.

TRANSFER  AGENT

The transfer agent for our common stock is ComputerShare Trust Company, Inc., 350 Indiana Street, Suite 800, Golden, CO. 80201.

LEGAL  MATTERS

The validity of the securities offered hereby will be passed upon for Creative Host Services by Cutler Law Group, 3206 West Wimbledon Drive, Augusta, GA 30909. Cutler Law Group is presently the beneficial owner of an aggregate of 49,000 shares of our common stock.

AVAILABLE  INFORMATION

This prospectus is part of a registration statement on Form SB-2 which has been filed by us with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the commission. For further information, you may read the registration statement. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the registration statement, you may read the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Exchange Act we file reports, proxy and information statements and other information with the commission. Such reports, proxy and information statements and other information, as well as the registration statement and exhibits of which this prospectus is a part, filed by us may be inspected and copied at the public reference facilities of the commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. You may obtain copies of such material from the commission by mail at prescribed rates. You should direct your requests to the commission's public reference section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. The commission maintains a web site that contains reports, proxies, and information statements regarding registrants that file electronically with the commission. The address of the web site is http://www.sec.gov. Our common stock is traded on the Nasdaq Small Cap Market. Reports and other information concerning us can also be obtained at the offices of the National Association of Security Dealers, Inc., Market Listing Section, 1735 K Street, N.W., Washington, D.C., 20006.


EXPERTS

The financial statements included in this prospectus for Creative Host Services for the fiscal years ended December 31, 2001 and 2000 have been audited by Stonefield Josephson, Inc., independent certified public accountants, as set forth in their report appearing with the financial statements, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

CHANGE  IN  ACCOUNTANTS

Effective May 17, 2002, the Company dismissed its prior auditors Stonefield Josephson, Inc. The former accountant's reports on the Company's financial statements during its past two fiscal years did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to any uncertainty, audit scope, or accounting principles. During the Company's two most recent fiscal years and through the date hereof, the Company did not have any disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former accountant's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. The decision to change accountants was recommended and approved by the Company's Board of Directors.

On May 17, 2002, the Company engaged Deloitte & Touche LLP as its new independent accountants. During its two most recent fiscal years, and the subsequent interim period prior to engaging Deloitte & Touche LLP, the Company did not consult with that newly engaged accountant regarding any of the matters set forth in Item 304(a)(2) of Regulation S-B.

The Company provided Stonefield Josephson, Inc. with a copy of the disclosures it made in response to Item 402(a) of Regulation S-B and Stonefield Josephson, Inc. provided a letter stating that it agreed with such disclosures. A copy of that letter is filed as an exhibit to this registration statement.

                  CREATIVE HOST SERVICES, INC. AND SUBSIDIARIES
                          INDEX  TO  FINANCIAL  STATEMENTS


                                                                          Page
                                                                          ----
AUDITED  CONSOLIDATED  FINANCIAL  STATEMENTS  FOR  THE
YEARS  ENDED  DECEMBER  31,  2001  AND  2000:

INDEPENDENT  AUDITORS'  REPORT                                             F-2

CONSOLIDATED  FINANCIAL  STATEMENTS:
  Consolidated  Balance  Sheet                                             F-3
  Consolidated  Statements  of  Operations                                 F-4
  Consolidated  Statements  of  Shareholders'  Equity                      F-5
  Consolidated  Statements  of  Cash  Flows                                F-7
  Notes  to  Consolidated  Financial  Statements                           F-9


CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001- UNAUDITED:

Condensed  Consolidated  Balance Sheet - September 30, 2002 (Unaudited)     F-24
Condensed  Consolidated  Statements  of  Income  (Unaudited)  for  the
  Nine  Months  ended September 30, 2002 and 2001                           F-25
Condensed  Consolidated  Statements  of  Cash  Flows  (Unaudited)  for
  the  Nine  Months ended September 30, 2002 and 2001                       F-27
Notes  to  Unaudited Condensed Consolidated Financial Statements            F-29

                          INDEPENDENT AUDITORS' REPORT

Board  of  Directors
Creative  Host  Services,  Inc.  and  Subsidiaries  San  Diego,  California

We have audited the accompanying consolidated balance sheet of Creative Host Services, Inc. and Subsidiaries as of December 31, 2001, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years ended December 31, 2001 and 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Creative Host Services, Inc. and Subsidiaries at December 31, 2001, and the results of its operations and cash flows for the years ended December 31, 2001 and 2000, in conformity with accounting principles generally accepted in the United States of America.


/s/  Stonefield  Josephson,  Inc.
CERTIFIED  PUBLIC  ACCOUNTANTS

Santa  Monica,  California
March  15,  2002  (except  for
Notes  (1)  and  (6)  as  to  which
the  Date  is  November  7,  2002)

                  CREATIVE HOST SERVICES, INC. AND SUBSIDIARIES

                 CONSOLIDATED BALANCE SHEET - DECEMBER 31, 2001

<BTB>

                                                            ASSETS
                                                        (As restated-
                                                          see Note 1)
CURRENT ASSETS:
  Cash. . . . . . . . . . . . . . . . . . . . . . . . .  $ 1,801,288
  Receivables, net of allowance of $33,985. . . . . . .      533,137
  Inventory . . . . . . . . . . . . . . . . . . . . . .      451,734
  Prepaid expenses and other current assets . . . . . .      311,848
                                                         ------------
          Total current assets. . . . . . . . . . . . .    3,098,007

PROPERTY AND EQUIPMENT, net of accumulated
  depreciation and amortization . . . . . . . . . . . .   15,892,732

OTHER ASSETS:
  Deposits. . . . . . . . . . . . . . . . . . . . . . .      295,261
  Goodwill, net . . . . . . . . . . . . . . . . . . . .    4,272,119
  Other assets. . . . . . . . . . . . . . . . . . . . .      103,581
                                                         ------------
          Total other assets. . . . . . . . . . . . . .    4,670,961
                                                         ------------
                                                         $23,661,700
                                                         ============
  LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued expenses . . . . . . . .  $ 2,017,778
  Current maturities of notes payable . . . . . . . . .      603,972
  Current maturities of leases payable. . . . . . . . .      916,302
  Income taxes payable. . . . . . . . . . . . . . . . .       63,017
                                                         ------------
          Total current liabilities . . . . . . . . . .    3,601,069

LINE OF CREDIT. . . . . . . . . . . . . . . . . . . . .    1,779,888

NOTES PAYABLE, less current maturities. . . . . . . . .      757,027

LEASES PAYABLE, less current maturities . . . . . . . .    1,429,217
                                                         ------------
          Total Liabilities . . . . . . . . . . . . . .    7,567,201

REDEEMABLE COMMON STOCK . . . . . . . . . . . . . . . .      214,997

SHAREHOLDERS' EQUITY:
  Common stock; no par value, 20,000,000 shares
    authorized, 7,806,018 shares issued and outstanding   16,912,900
  Additional paid-in capital. . . . . . . . . . . . . .      879,111
  Accumulated deficit . . . . . . . . . . . . . . . . .   (1,912,509)
                                                         ------------

          Total shareholders' equity. . . . . . . . . .   15,879,502
                                                         ------------

                                                         $23,661,700
                                                         ============


See accompanying independent auditors' report and notes to consolidated financial statements.

                  CREATIVE HOST SERVICES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

<BTB>

                                                                Year ended           Year ended
                                                             December 31, 2001    December 31, 2000
                                                             -------------------  -------------------
                                                          (As restated-see Note 1)
REVENUES:
  Concessions . . . . . . . . . . . . . . . . . . . . . . .  $       30,646,435   $       23,506,452
  Food preparation center sales . . . . . . . . . . . . . .               5,620              171,463
  Franchise royalties . . . . . . . . . . . . . . . . . . .              40,639               47,944
  Other . . . . . . . . . . . . . . . . . . . . . . . . . .              53,157                    -
                                                             -------------------  -------------------
          Total revenues. . . . . . . . . . . . . . . . . .          30,745,851           23,725,859
                                                             -------------------  -------------------
OPERATING COSTS AND EXPENSES:
  Cost of goods sold. . . . . . . . . . . . . . . . . . . .           8,716,551            7,368,000
  Payroll and other employee benefits . . . . . . . . . . .           9,746,338            7,575,967
  Occupancy . . . . . . . . . . . . . . . . . . . . . . . .           4,768,824            3,563,886
  Selling expenses. . . . . . . . . . . . . . . . . . . . .           2,772,040            1,867,614
  General and administrative. . . . . . . . . . . . . . . .           1,428,234            1,193,264
  Depreciation and amortization . . . . . . . . . . . . . .           2,085,262            1,327,270
                                                             -------------------  -------------------
          Total operating costs and expenses. . . . . . . .          29,517,249           22,896,001
                                                             -------------------  -------------------
INCOME FROM OPERATIONS. . . . . . . . . . . . . . . . . . .           1,228,602              829,858
                                                             -------------------  -------------------
OTHER EXPENSES:
  Loss on sale of assets. . . . . . . . . . . . . . . . . .             130,725                    -
  Interest expense. . . . . . . . . . . . . . . . . . . . .             661,630              529,965
  Interest charge related to beneficial conversion feature.                   -              352,941
                                                             -------------------  -------------------
  Total other expense . . . . . . . . . . . . . . . . . . .             792,355              882,906

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES . . . . . .             436,247              (53,048)

PROVISION FOR INCOME TAXES, current . . . . . . . . . . . .              98,300               20,280
INCOME TAX BENEFIT, deferred. . . . . . . . . . . . . . . .            (120,053)              (5,000)
                                                             -------------------  -------------------
INCOME (LOSS) BEFORE EXTRAORDINARY ITEM . . . . . . . . . .             458,000              (68,328)
                                                             -------------------  ===================
EXTRAORDINARY ITEM:
  Gain on extinguishment of convertible debt - net. . . . .            (128,261)                   -
                                                             ===================  -------------------
NET INCOME (LOSS) . . . . . . . . . . . . . . . . . . . . .  $          586,261   $          (68,328)
                                                             ===================  ===================
NET INCOME (LOSS) PER SHARE -
  INCOME (LOSS) BEFORE EXTRAORDINARY ITEM . . . . . . . . .                0.06                (0.01)
                                                             -------------------  ===================
  EXTRAORDINARY ITEM. . . . . . . . . . . . . . . . . . . .                0.02                    -
                                                             -------------------  -------------------
  Net Income (loss), basic and diluted. . . . . . . . . . .  $             0.08   $            (0.01)
                                                             ===================  ===================
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING -
  basic. . . . . . . . . . . . . . . . . . . .                        7,386,478            5,887,953
                                                             ===================  ===================
  diluted . . . . . . . . . . . . . . . . . . . .                     7,413,411            5,887,953
                                                             ===================  ===================



See accompanying independent auditors' report and notes to consolidated financial statements.

                  CREATIVE HOST SERVICES, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY


<BTB>

                                                                       Additional                       Total
                                               Common stock             paid-in       Accumulated    shareholders'
                                           Shares         Amount        capital        deficit          equity
                                         -------------  ------------  -------------  ---------------  -----------

Balance as previously reported
at January 1, 2000. . . . . . .             4,369,887   $ 7,769,665   $    922,472   $   (2,287,442)  $ 6,404,695

Prior period adjustment (See Note 1)                                                       (143,000)     (143,000)
                                          -----------   -----------   ------------   --------------   ------------
Balance as restated at January 1, 2000      4,369,887     7,769,665        922,472       (2,430,442)    6,261,695
(See Note 1)

Warrants exercised in exchange
for common stock. . . . . . . . . . . .       812,571     2,717,323                                     2,717,323

Conversion of convertible debt. . . . .       573,857     1,478,348                                     1,478,348

Net proceeds from issuance
of common stock . . . . . . . . . . . .       597,700     3,493,409                                     3,493,409

Stock options exercised in exchange
for common stock. . . . . . . . . . . .        70,500       114,600                                       114,600

Common stock issued for services. . . .        20,000       133,750                                       133,750

Issuance of warrants in connection
with financing. . . . . . . . . . . . .                                    450,450                        450,450

Issuance of warrants in connection with
  settlement agreement. . . . . . . . .                                     10,250                         10,250

Intrinsic value of beneficial
conversion feature
issued in connection with financing . .                                    352,941                        352,941

Net loss for the year ended
  December 31, 2000 . . . . . . . . . .                                                     (68,328)      (68,328)

Balance as restated at December 31, 2000    6,444,515    15,707,095      1,736,113       (2,498,770)   14,944,438
                                          -----------   -----------   ------------    -------------    -----------



See accompanying independent auditors' report and notes to consolidated financial statements.

                  CREATIVE HOST SERVICES, INC. AND SUBSIDIARIES

<BTB>

                                                                       Additional                       Total
                                                Common stock             paid-in       Accumulated    shareholders'
                                            Shares         Amount        capital        deficit          equity
                                         -------------  ------------  -------------   -------------   -----------

Conversion of convertible debt. . . . .     1,345,003     1,193,642                                    1,193,642

Common stock issued
for services. . . . . . . . . . . . . .        39,000        38,030                                       38,030

Retire discount on debt
converted to common stock . . . . . . .                                   (179,753)                     (179,753)

Retire balance of beneficial
conversion feature
issued in connection with financing . .                                   (677,249)                     (677,249)

Purchase common stock on open market. .       (22,500)      (25,867)                                     (25,867)

Net income for the year
ended December 31, 2001 . . . . . . . .                                                     586,261      586,261
                                         ------------   -----------   ------------   --------------   -----------

Balance as restated at
December 31, 2001 . . . . . . . . . . .     7,806,018   $16,912,900   $    879,111   $   (1,912,509)  $15,879,502
                                         ============   ===========   ============   ==============   ============



See accompanying independent auditors' report and notes to consolidated financial statements.

                  CREATIVE HOST SERVICES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

<BTB>

                                                Year ended           Year ended
                                            December 31, 2001    December 31, 2000
                                            (As restated-
                                              See Note 1)
                                           -------------------  -------------------
CASH FLOWS PROVIDED BY
  OPERATING ACTIVITIES:
  Net income (loss) . . . . . . . . . . .  $          586,261   $          (68,328)
                                           -------------------  -------------------
 ADJUSTMENTS TO RECONCILE NET INCOME/
  (LOSS) TO NET CASH PROVIDED BY OPERATING
  ACTIVITIES:
      Depreciation and amortization . . .           2,085,262            1,327,270
      Provision for bad debts . . . . . .             (17,589)              12,608
      Amortization of debenture discount.             101,056               38,806
      Loss on sale of assets. . . . . . .             130,725                    -
      Gain on extinguishment of debt. . .            (128,261)                   -
      Intrinsic value of beneficial
        conversion feature. . . . . . . .                   -              352,941
      Income tax benefit - deferred . . .                   -               (5,000)
      Value of warrants issued in
      connection with settlement agreement                  -               10,250

 CHANGES IN ASSETS AND LIABILITIES:
  (INCREASE) DECREASE IN ASSETS:
      Accounts receivable . . . . . . . .             131,428              (75,428)
      Inventory . . . . . . . . . . . . .              13,747             (108,011)
      Prepaid expenses and
        other current assets. . . . . . .            (122,348)            (116,763)
      Deposits and other assets . . . . .             (87,076)            (281,013)

  INCREASE (DECREASE) IN LIABILITIES:
      Accounts payable and
        accrued expenses. . . . . . . . .            (636,237)             874,024
      Deferred taxes. . . . . . . . . . .             (97,940)                   -
      Income taxes payable. . . . . . . .             (45,474)             108,491
                                           -------------------  -------------------
          Total adjustments . . . . . . .           1,327,293            2,138,175
                                           -------------------  -------------------
          Net cash provided by
            operating activities. . . . .           1,913,554            2,069,847
                                           -------------------  -------------------
CASH FLOWS PROVIDED BY (USED FOR)
  INVESTING ACTIVITIES:
  Property and equipment. . . . . . . . .          (2,143,486)          (4,481,546)
  Construction in progress. . . . . . . .            (528,460)                   -
  Excess of purchase price over
    fair market value of assets . . . . .                   -           (3,370,722)
  Proceeds from sale of assets. . . . . .             364,362                    -
                                           -------------------  -------------------
          Net cash used for
            investing activities. . . . .          (2,307,584)          (7,852,268)
                                           -------------------  -------------------
CASH FLOWS PROVIDED BY (USED FOR)
 FINANCING ACTIVITIES:
  Proceeds from notes payable . . . . . .           1,268,000            1,992,362
  Proceeds from (payments on)
   line of credit, net. . . . . . . . . .           1,779,888              (56,664)
  Net cash amount paid upon retirement of
   beneficial conversion feature . . .  .            (258,085)                   -
  Issuance of capital stock . . . . . . .                                6,387,332
  Redeem common stock . . . . . . . . . .            (168,368)                   -
  Repayment on notes payable. . . . . . .          (1,220,250)            (143,847)
  Repayment on leases payable . . . . . .            (918,922)            (873,730)
                                           -------------------  -------------------
Net cash provided by
  financing activities. . . . . . . . . .             482,263            7,305,453
                                           -------------------  -------------------
NET INCREASE IN CASH. . . . . . . . . . .              88,233            1,523,032
CASH, beginning of year . . . . . . . . .           1,713,055              190,023
                                           -------------------  -------------------
CASH, end of year . . . . . . . . . . . .  $        1,801,288   $        1,713,055
                                           ===================  ===================


See accompanying independent auditors' report and notes to consolidated financial statements.

                  CREATIVE HOST SERVICES, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

<BTB>
                                           Year ended           Year ended
                                           December 31, 2001    December 31, 2000
                                            (As restated-
                                              See Note 1)
                                           -------------------  -------------------

SUPPLEMENTAL DISCLOSURE OF
  CASH FLOW INFORMATION:
  Interest paid . . . . . . . . . . . . .  $          560,574   $          557,811
                                           ===================  ===================
  Income taxes paid . . . . . . . . . . .  $           99,155   $            5,845
                                           ===================  ===================

SUPPLEMENTAL DISCLOSURE OF NON-CASH
  INVESTING AND FINANCING ACTIVITIES:
  Notes payable and accrued interest
    converted to common stock . . . . . .  $        1,193,642   $        1,505,000
                                           ===================  ===================
  Intrinsic value of warrants
    issued with common stock. . . . . . .  $                -   $          647,444
                                           ===================  ===================
  Common stock issued in
    exchange for outstanding
    stock of GladCo Enterprises, Inc. . .  $                -   $          500,000
                                           ===================  ===================
  Equipment acquired and financed
    by a capital lease. . . . . . . . . .  $           47,473   $          252,142
                                           ===================  ===================
  Equipment acquired and financed
    by a note . . . . . . . . . . . . . .  $           12,223   $                -
                                           ===================  ===================
  Deferred tax liability arising
    from business combination . . . . . .  $                -   $          200,000
                                           ===================  ===================
  Common stock issued in
    exchange for services . . . . . . . .  $           38,030   $          133,750
                                           ===================  ===================
  Common stock redeemed
    by issuing notes. . . . . . . . . . .  $          142,501   $                -
                                           ===================  ===================
  Notes issued in settlement
    of a contingent liability . . . . . .  $          105,000   $                -
                                           ===================  ===================

  Retire discount on debt converted
      to common stock         . . . . . .  $          179,753   $                -
                                           ===================  ===================



See accompanying independent auditors' report and notes to consolidated financial statements.

                  CREATIVE HOST SERVICES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000


(1)  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES:

                     ORGANIZATION AND BASIS OF PRESENTATION:

Creative Host Services, Inc. (the "Company") was formed in 1986 to acquire the operating assets of Creative Croissants, Inc., which consisted of a food preparation center in San Diego and two French-style cafes featuring hot meal croissants, muffins, pastas and salads. The cafes were acquired in May 1987 and the food preparation center was acquired in April 1988 in transactions accounted for using the purchase method of accounting. In 1989, the Company commenced franchising operations, licensing its trademarks to third parties, who agreed to purchase baked goods from the Company's food preparation center under franchise arrangements with the Company, and earned an initial franchise fee, a royalty based upon sales, and in some cases advertising and marketing fees as a percentage of gross sales. In 1990 the Company entered into the captive audience market at airports with its first franchisee-operated concession at the John Wayne International Airport in Orange County, California. In 1994, the Company began operating company owned food and beverage concessions at airports and commenced certain in-flight catering sales. The accompanying financial statements include the operations of Company-owned concessions (mainly at various airports across the United States), revenues earned from franchisees and operations from its wholesale food preparation activities.

Effective October 9, 2000, the Company acquired 100% of the outstanding stock of GladCo Enterprises, Inc., a Pennsylvania corporation, the outstanding shares of HLG Acquisition Corporation, a Pennsylvania corporation and the outstanding limited partnership interest in HLG Franchise Marketing Company for $7.3 million.

                          PRINCIPLES OF CONSOLIDATION:

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, GladCo Enterprises, Inc, HLG Acquisition Corporation and HLG Franchise Marketing Company. All material intercompany accounts have been eliminated in consolidation.

                              REVENUE RECOGNITION:

Concession revenues are recorded as the sales are made, sales from the food preparation center are recorded upon shipment and revenues from in-flight catering are recorded upon delivery. Revenues from the initial sale of individual franchises are recognized, net of an allowance for uncollectible amounts and any commissions to outside brokers, when substantially all significant services to be provided by the Company have been performed.

                                USE OF ESTIMATES:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


See  accompanying  independent  auditors'  report.

                  CREATIVE HOST SERVICES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 2001 AND 2000

(1)  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES,  CONTINUED:

                                   FAIR VALUE:

Unless otherwise indicated, the fair values of all reported assets and liabilities which represent financial instruments (none of which are held for trading purposes) approximate the carrying values of such instruments.

                                   INVENTORY:

Inventory, consisting principally of foodstuffs and supplies, is valued at the lower of cost (first-in, first-out) or market.

                             PROPERTY AND EQUIPMENT:

Property and equipment are recorded at cost, including interest on funds to finance the construction of concession locations. Such interest amounted to approximately $23,000 during 2000. For financial statement purposes, depreciation is computed primarily by the straight-line method over the estimated useful lives of the assets, as follows:

Office  equipment  10  years

Restaurant  concession  and  commissary  equipment  10  years

Leasehold improvements are amortized over the useful lives of the improvements, or terms of the leases, whichever is shorter.

                                    GOODWILL:

In connection with its acquisition of GladCo Enterprises, Inc., which was accounted for under the purchase method of accounting, the Company recorded goodwill. The goodwill was amortized through December 31, 2001 using the straight-line method over the estimated useful life of twenty years. The Company will continually evaluate the existence of goodwill impairment in accordance with the provisions of SFAS 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of".

                       DEBT WITH STOCK PURCHASE WARRANTS:

The proceeds received from debt issued with stock purchase warrants is allocated between the debt and the warrants, based upon the relative fair values of the two securities valued using the Black-Scholes method. The value of the warrants results in a debt discount which is included in additional paid-in capital and is amortized to expense over the term of the debt instrument, using the interest method. In the event of settlement of such debt in advance of the maturity date, an expense is recognized based upon the difference between the then carrying amount of the debt (i.e., face amount less unamortized discount) and amount of payment.


See  accompanying  independent  auditors'  report.

                  CREATIVE HOST SERVICES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 2001 AND 2000


(1)  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES,  CONTINUED:

                                  INCOME TAXES:

Deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

                               EARNINGS PER SHARE:

Earnings per share was computed based upon the weighted average number of shares of common stock outstanding during each period. Diluted earnings per share reflect per share amounts that would have resulted if diluted potential common stock had been converted to common stock. For the fiscal year ended December 31, 2001, the weighted average shares used to compute diluted earnings per share includes the affects of 26,933 options to purchase common stock. Common stock equivalents, which consist of 385,103 and 208,000 shares of options and 728,946 and 608,575 shares of warrants, have not been included in the earnings per share computation for the years ended December 31, 2001 and 2000, respectively, as the amounts are anti-dilutive.

                                      CASH:

Equivalents

For purposes of the statement of cash flows, cash equivalents include all highly liquid debt instruments with original maturities of three months or less which are not securing any corporate obligations.

Concentration

The Company maintains its cash in bank deposit accounts, which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts.

                         COMPREHENSIVE INCOME AND LOSS:

SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As of December 31, 2001 and 2000, the Company has no items that represent other comprehensive income and, therefore, has not included a schedule of comprehensive income in the financial statements.


See  accompanying  independent  auditors'  report.

                  CREATIVE HOST SERVICES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 2001 AND 2000


(1)  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES,  CONTINUED:

                          CONCENTRATION OF CREDIT RISK:

The Company provides in-flight catering to various airlines throughout the United States primarily through its own concession operations and does not require collateral. Over 90% of the Company's sales are on a cash basis. One location accounts for more than 10% of the Company's revenues. Allowances have been provided for uncollectible amounts, which have historically been within management's expectations.

                              SEGMENT INFORMATION:

The Company currently considers its business to consist of one reportable operating segment.

                         NEW ACCOUNTING PRONOUNCEMENTS:

In January 2001, the FASB Emerging Issues Task Force issued EITF 00-27 effective for convertible debt instruments issued after November 16, 2000. This pronouncement requires the use of the intrinsic value method for recognition of the detachable and imbedded equity features included with indebtedness, and requires amortization of the amount associated with the convertibility feature over the life of the debt instrument rather than the period for which the instrument first becomes convertible. Inasmuch as all debt instruments were entered into prior to November 16, 2000 and all of the debt discount relating to the beneficial conversion feature was previously recognized in 2000 as expense in accordance with EITF 98-5, there was no impact on these financial statements. This EITF 00-27, could impact future financial statements, should the Company enter into such agreements.

In June 2001, the FASB issued SFAS No. 141 "Business Combinations." SFAS No. 141 supersedes Accounting Principles Boards ("APB") Opinion No. 16 and requires that any business combinations initiated after June 30, 2001 be accounted for as a purchase, therefore, eliminating the pooling-of-interest method defined in APB Opinion 16. The statement is effective for any business combination initiated after June 30, 2001, and shall apply to all business combinations accounted for by the purchase method for which the date of acquisition is July 1, 2001 or later. The adoption of this pronouncement did not affect the Company's financial position or results of operations since the Company has not participated in such activities covered under this pronouncement since its adoption.

In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 addresses the initial recognition, measurement and amortization of intangible assets acquired individually or with a group of other assets (but not those acquired in a business combination), and addresses the amortization provisions for excess cost over fair value of net assets acquired or intangibles acquired in a business combination. The statement is effective for fiscal years beginning after December 15, 2001, and is effective July 1, 2001 for any intangibles acquired in a business combination initiated after June 30, 2001. After adoption of this pronouncement the Company will no longer amortize goodwill (approximately $227,000 during the year ended December 31, 2001), but instead will test goodwill for impairment at least annually.


See  accompanying  independent  auditors'  report.

                  CREATIVE HOST SERVICES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 2001 AND 2000


(1)  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES,  CONTINUED:

In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which requires companies to record the fair value of a liability for asset retirement obligations in the period in which they are incurred. The statement applies to a company's legal obligations associated with the retirement of a tangible long-lived asset that results from the acquisition, construction, and development or through the normal operation of a long-lived asset. When a liability is initially recorded, the company would capitalize the cost, thereby increasing the carrying amount of the related asset. The capitalized asset retirement cost is depreciated over the life of the respective asset while the liability is accreted to its present value. Upon settlement of the liability, the obligation is settled at its recorded amount or the company incurs a gain or loss. The statement is effective for fiscal years beginning after June 30, 2002. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Statement 144 addresses the accounting and reporting for the impairment or disposal of long-lived assets. The statement provides a single accounting model for long-lived assets to be disposed of. New criteria must be met to classify the asset as an asset held-for-sale. This statement also focuses on reporting the effects of a disposal of a segment of a business. This statement is effective for fiscal years beginning after December 15, 2001. The Company does not expect the adoption of SFAS No. 144 to have a material impact on the Company's financial position or results of operations.

In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FAS No. 13 and Technical Corrections", which the Company does not believe will materially affect its financial statements. SFAS No. 145 requires that gains and losses from the extinguishment of debt be classified as extraordinary items only if they meet the criteria in Accounting Principles Board Opinion No. 30.


                            PRIOR PERIOD ADJUSTMENTS:

As of January 1, 2000, a change was made to the Company's retained earnings to properly account for vacation pay. The adjustment increased the accumulated deficit and accrued expenses by $143,000. There was no impact on the results of operations for 2001 or 2000. Additionally, for the year ended December 31, 2001, the Company has reclassified the gain on the extinguishment of debt as an extraordinary item in its consolidated statements of operations. The reclassification of the gain on extinguishment of debt as an extraordinary item resulted in the following changes in dollar and per share amounts:


                                                  As Previously
                                                     Reported     As Restated
                                                  -------------   -----------
       Income before extraordinary item            $   586,261    $   458,000
       Extraordinary item                                    -        128,261
                                                    ----------     ----------
       Net income                                  $   586,261    $   586,261
                                                    ==========     ==========
       Net income per share - basic:
       Income before extraordinary item            $      0.08    $      0.06
       Extraordinary item                                    -           0.02
                                                    ----------     ----------
       Net income                                  $      0.08    $      0.08
                                                    ==========     ==========
       Net income per share - diluted:
       Income before extraordinary item            $      0.08    $      0.06
       Extraordinary item                                    -           0.02
                                                    ----------     ----------
       Net income                                  $      0.08    $      0.08
                                                    ==========     ==========

See  accompanying  independent  auditors'  report.

                  CREATIVE HOST SERVICES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 2001 AND 2000


(2)  PROPERTY  AND  EQUIPMENT:

A  summary  at  December  31,  2000  is  as  follows:

Food  and  beverage  concession  equipment       $   16,209,560
Leasehold  improvements                               3,881,472
Office  equipment                                       189,779
Construction  in  progress                              362,490
                                                   ------------
                                                     20,643,301

Less  accumulated depreciation and amortization       4,750,569
                                                   ------------
Property  and Equipment - Net of depreciation     $  15,892,732

Depreciation and amortization expense totaled $1,799,519 and $1,252,667 for the years ended December 31, 2001 and 2000, respectively.


(3)  OTHER  ASSETS:

                                    GOODWILL
                                    --------

Goodwill, arising from the acquisition of GladCo. Enterprises, Inc., is being amortized over 20 years. A summary at December 31, 2001 is as follows:


Goodwill                               $     4,547,210
Less  accumulated  amortization                275,091
                                               -------
                                       $     4,272,119
                                             =========



Amortization expense amounted to $219,174 and $55,917 for the years ended December 31, 2001 and 2000, respectively.


See  accompanying  independent  auditors'  report.

                  CREATIVE HOST SERVICES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 2001 AND 2000


                                   OTHER ASSETS
                                   ------------


A  summary of the components of other assets at December 31, 2001 is as follows:

Franchise  costs                 $     335,909
Loan  fees                              72,218
Other                                   28,278
                                       -------
                                       436,405

Less  accumulated  amortization        332,824
                                       -------
                                 $     103,581
                                       =======


Amortization expense amounted to $66,569 and $18,686 for the years ended December 31, 2001 and 2000, respectively.

(4)  ACCOUNTS  PAYABLE  AND  ACCRUED  EXPENSES:

Purchases from one supplier amounted to approximately $4,418,000 for the year ended December 31, 2001. Approximately $231,500 of the accounts payable was due to this supplier at December 31, 2001.


(5)  NOTES  PAYABLE:

A  summary  is  as  follows:

<BTB>

Note payable to a bank, interest at 9% per annum,
  due July 2004 . . . . . . . . . . . . . . . . . . . . . . . .   $   1,033,333
Notes payable to former shareholders, interest at 9% per annum,
  due in monthly installments of $8,493 through December 2002 .          97,114
Notes payable to former shareholders, interest at 9% per annum,
  due in monthly installments of $4,797 through December 2003 .         105,000
Note payable to a finance company, interest at 13.1% per annum,
  due in monthly installments of $1,264 through April 2004. . .           8,923
Note payable to a finance company, interest at 11.1% per annum,
  due in monthly installments of $7,909 through May 2002. . . .          38,472
Note payable to a corporation, interest at 8% per annum,
 due in monthly installments of $1,784 through May 2006 . . . .          78,157
                                                                   ------------
                                                                      1,360,999
Less current maturities . . . . . . . . . . . . . . . . . . . .         603,972
                                                                   ------------
                                                                  $     757,027
                                                                   ============


See  accompanying  independent  auditors'  report.

                  CREATIVE HOST SERVICES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 2001 AND 2000


(5)  NOTES  PAYABLE,  CONTINUED:

The following is a summary of the principal amounts payable over the next five years and thereafter:


2002     $     603,972
2003           476,181
2004           253,252
2005            19,833
2006             7,761
             ---------
         $   1,360,999
             =========


                             CONVERTIBLE DEBENTURES
                             ----------------------

In September 2000, the Company entered into a purchase agreement with an investment company to issue a total of $2,500,000 convertible debentures with interest at 7% per annum at a 5% discount rate and a warrant to purchase 125,000 shares of the Company's common stock at an exercise price of $6.86 per share. In September 2000, the Company issued $2,000,000 of the convertible debenture at a 5% discount rate, or $100,000, and the warrant. A payment of interest only is payable on the last day of each quarter starting December 31, 2000. The remaining principal balance of the debenture is payable in full in September 2003. The debentures are convertible at the option of the holder at any time after October 26, 2000 at the lesser of $7.70 per share or 85% of the average of the 5 lowest volume weighted average sales prices of the common stock during the past 25 trading days immediately preceding the notice of conversion. The intrinsic value of the beneficial conversion feature totaled $352,941 and has been charged to interest expense pursuant to EITF 98-5. The debenture is collateralized by substantially all assets of the Company. The fair value of the associated warrant was determined based on the Black-Scholes pricing method. The value of the warrant totaled $450,450 and was included in paid-in capital at December 31, 2000. The debenture, net of discounts totaling $550,450, has an effective interest rate of 30.2%. The discount is being amortized to interest expense over the life of the debenture using the interest rate method.

During the year ended December 31, 2001, $1,193,642 of the outstanding debenture, including related interest was converted to 1,345,003 shares of common stock at an average rate of $0.89 per share and required the write-off of unamortized discount totaling $179,753.

In August 2001, the Company paid-off the remaining convertible debenture balance of $941,915, for $1,200,000 cash, including principal and interest, before its expiration date, with cash obtained through bank financing. On the date of retirement, the intrinsic value of shares into which the debt was convertible was $1,619,163, of which $677,249 related to the beneficial conversion feature. The extinguishment of this debt gave rise to a gain of $419,163 (which is presented on the Statement of Operations and the Statement of Cash Flows net of related unamortized loan origination costs of $60,069 and unamortized discount of $230,833, giving rise to a net gain of $128,261) and required cash of $258,085 as the negotiated cost of the early retirement, for the year ended December 31, 2001.

The Company does not expect to issue the remaining $500,000 of convertible debentures under the purchase agreement.


See  accompanying  independent  auditors'  report.

                  CREATIVE HOST SERVICES, INC. AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 2001 AND 2000


(6)  LINE  OF  CREDIT:

The Company has a revolving line of credit with a bank expiring October 31, 2003. The line of credit originated on November 13, 2000, with maximum borrowing capacity of $2,500,000. The maximum borrowing allowed is reduced by $125,000 each quarter. The line incurs an interest rate of 0.25% under the bank's reference rate. The line is collateralized by inventory, furniture, equipment and intangible property. $1,779,887 was due the bank on the line at December 31, 2001.

The  Company  must  maintain  the  following  covenants:

Debt  to  worth                .85:    1.0
Current  ratio                  .9  :  1.0
Debt  coverage  ratio          1.7  :  1.0  to  June  30,  2002
                               1.8  :  1.0  to  December  31,  2002
                               2.0  :  1.0  thereafter
Capital  expenditures  limit   $5,000,000  per  year
Acquisition  limit             $5,000,000  per  year

As  a result of the restatement of the Company's financial statements, (see Note
1) at December 31, 2001, the Company did not meet the minimum current ratio, although this condition was subsequently met. The Company plans to pay off this line of credit by December 31, 2002.

(7)  LEASES  PAYABLE:

Equipment leases payable to a finance company with an approximate average interest at 14.3%, are due in monthly installments through the year 2006, and are secured by food and beverage concession equipment.

The following is a summary of the principal amounts payable under capital leases over the next five years:

                               2002                                  $ 1,164,525
                               2003                                      980,449
                               2004                                      588,424
                               2005                                       14,134
                               2006                                        3,036
                                                                       ---------
                               Total  minimum  lease  payments         2,750,568
                               Less  amount  representing  interest      405,049
                                                                      ----------
                               Present  value  of  net  minimum
                               lease payments                          2,345,519
                               Less  current  maturities                 916,302
                                                                       ---------
                                                                     $ 1,429,217


See  accompanying  independent  auditors'  report.

                  CREATIVE HOST SERVICES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 2001 AND 2000

(8)  INCOME  TAXES:

For federal income tax return purposes, the Company has available net operating loss carryforwards of approximately $850,000, which expire through 2019 and are available to offset future income tax liabilities. Due to the completion of the Company's initial public offering, there are significant limitations on the Company's ability to utilize this operating loss carryforward.

Temporary differences which give rise to deferred tax assets and liabilities at December 31, 2001 and 2000 are as follows:

                                                             2001        2000
                                                        ----------  ----------
Current deferred tax asset (liability) arising from:
  Net operating loss carryforward. . . . . . . . . . .  $ 289,900   $ 822,800
  Accrued vacation . . . . . . . . . . . . . . . . . .     27,200           -
  State income taxes . . . . . . . . . . . . . . . . .     26,600           -
  Allowance for doubtful accounts. . . . . . . . . . .     14,600           -
  AMT credit . . . . . . . . . . . . . . . . . . . . .     20,000           -
  Insurance claim receivable . . . . . . . . . . . . .    (81,500)          -
                                                        ----------  ----------
                                                          296,800     822,800
Less valuation allowance . . . . . . . . . . . . . . .   (296,800)   (822,800)
                                                        $       -   $       -
                                                        ==========  ==========
Long-term deferred tax asset (liability) arising from:
  Depreciation and amortization. . . . . . . . . . . .  $ 845,800   $  97,060
  Non-taxable business combination . . . . . . . . . .   (195,000)   (200,000)
                                                        ----------  ----------
                                                          650,800    (102,940)
  Amortization of deferred tax . . . . . . . . . . . .     20,000       5,000
                                                        ----------  ----------
                                                          670,800     (97,940)
Less valuation allowance . . . . . . . . . . . . . . .   (670,800)          -
                                                        ----------  ----------

                                                        $       -   $ (97,940)
                                                        ==========  ==========

See  accompanying  independent  auditors'  report.

                  CREATIVE HOST SERVICES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 2001 AND 2000

(8)  INCOME  TAXES,  CONTINUED:

Reconciliation of the Federal income tax expense (benefit) to the statutory rate is as follows.

                                                2001       2000
                                               ------     -------
Net Income (loss) before taxes           $    436,247  $ (53,048)
Statutory Rate                                    34%        34%
Federal income tax expense (benefit)          148,324    (18,036)

Amortization of goodwill not deductible
 for income tax purposes . . .  . . .          77,303     20,216
Other adjustments - net                       (15,793)    (2,180)
State income taxes. . . . . . . . . . .        78,300     20,280
Net operating loss carryforward . . . .      (289,887)         -
                                           -----------  ---------
Less valuation allowance. . . . . . . .       (20,000)    (5,000)
                                           -----------  ---------
                                         $    (21,753)  $ 15,280
                                           ===========  =========

During 2001, the Company had an extraordinary gain on extinguishment of debt in the amount of $128,261. There was no tax expense associated with this extraordinary item as the amount did not give rise to taxable income.

(9)  COMMITMENTS  AND  CONTINGENCIES:

OPERATING LEASES
----------------

The Company leases its office facility and concession locations under various operating lease agreements expiring through 2010. Rental expense under operating leases totaled $4,523,047 and $3,577,693 for 2001 and 2000, respectively. As of December 31, 2001, future minimum rental payments required under operating leases, exclusive of additional rental payments based on concession sales and number of enplanements, are as follows:

Year  ending  December  31,
    2002                                   $     5,431,550
    2003                                         5,479,477
    2004                                         5,238,386
    2005                                         4,941,672
    2006                                         4,113,821
    Thereafter                                   6,666,851
                                                 ---------
                                           $    31,871,757
                                                ==========

In connection with the concessionaire agreements with various airport authorities, the Company has obtained surety bond coverage for the guarantee of lease payments in the event of non-performance under the agreements, in the aggregate amount of approximately $425,000. The insurer may seek indemnification from the Company for any amounts paid under these bonds.

CAPITAL  IMPROVEMENTS
---------------------

The Company plans to make capital improvements at two of its locations. The cost of the capital improvements is estimated at approximately $3,500,000, excluding capitalized interest. Generally our sub-contractor will provide the construction bonds for the planned capital improvements. No construction bonds are outstanding in the name of the Company. The construction is expected to be completed in 2002.


See  accompanying  independent  auditors'  report.

                  CREATIVE HOST SERVICES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 2001 AND 2000


Employment  Agreements

The Company has an employment agreement with its chairman of the board providing for total compensation of $748,000 through the year 2004. The Company also has an employment agreement with Louis Coccoli, Jr. providing for total compensation of $562,500 through the year 2005.

(10)  REDEEMABLE  COMMON  STOCK:

On October 9, 2000, the Company acquired for approximately $7.3 million all of the outstanding stock of Gladco Enterprises, Inc., and related entities, an operator of airport food concessions based in Pittsburgh, Pennsylvania. The purchase consideration consisted of approximately $6.5 million cash, 69,638 shares of the Company's common stock valued at $500,000 and contingent consideration of $280,000 which was paid during 2001. The Company agreed to permit the sellers to elect to require the Company to repurchase these shares when they are freely tradable at a price equal to the per share issuance price times the number of shares repurchased. In December 2001, 39,694 of these shares were redeemed for $142,502 cash and by issuing notes for $142,501. At December 31, 2001, 29,944 of these shares remain outstanding. Accordingly, these shares are excluded from stockholders' equity. The contingent consideration resulted from the Company's execution of a lease agreement for the Newark, New Jersey International Airport within one year from the acquisition date.

(11)  COMMON  STOCK:

In September 2000, one purchase warrant was issued to an investment company in connection with a convertible debenture. The warrant entitles the holder to purchase 125,000 shares of the Company's common stock at an exercise price of $6.86 per share. The warrants are exercisable immediately and expire in September 2003.

In January through July 2000, shareholders exercised 512,450 warrants to purchase shares of common stock at an exercise price of $5.40 per share. The exercises generated proceeds, net of costs, totaling $2,567,898.

In 2000, warrants to purchase 81,500 shares of stock were exercised for net proceeds of $149,425.

In 2000, individuals exercised 229,100 warrants to purchase common stock. The individuals exercised the warrants on a "cashless" basis and as a result were issued 218,621 shares of the Company's common stock.

In 2000, employees and directors of the Company exercised 70,500 options to purchase shares of common stock at an average exercise price of $1.63 per share. The exercises generated proceeds totaling $114,600. In 2000, the Company commenced three private placement offerings of 261,700, 211,000 and 125,000 shares of the Company's common stock at a purchase price of $5.00, $7.25 and $7.00 per share, respectively. The offerings generated proceeds, net of offering costs, totaling $1,133,120, $1,485,289 and $875,000, respectively.

In 2001, $1,193,642 of a convertible debenture and the associated accrued interest were converted into 1,345,003 shares of common stock. See convertible debenture at Note (5).

(12)  STOCK  OPTIONS:

The Company has adopted the 1997 Stock Option Plan (the "1997 Plan"). The 1997 Plan authorizes the issuance of an additional 280,000 shares of the Company's common stock pursuant to the exercise of options granted thereunder. The Compensation Committee of the Board of Directors administers the Plan, selects recipients to whom options are granted and determines the number of shares to be awarded. Options granted under the 1997 Plan are exercisable at a price determined by the Compensation Committee at the time of grant, but in no event less than fair market value.


See  accompanying  independent  auditors'  report.

                  CREATIVE HOST SERVICES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 2001 AND 2000

(12)  STOCK  OPTIONS,  CONTINUED:

During the year ended December 31, 2001, the Company adopted the 2001 Stock Option Plan (the "2001 Plan"). The 2001 Plan authorized the issuance of 450,000 shares of the Company's common stock pursuant to the exercise of the options granted thereunder. All remaining terms are the same as the 1997 Plan. The
Company  granted  200,000  options  under  the  2001  Plan  during  the  year.

The number and weighted average exercise prices of options granted under both plans, for the years ended December 31, 2001 and 2000 are as follows:

                                          2001     2000
                                      --------  -------
                                                Average          Average
                                                Exercise        Exercise
                                        Number  Price     Number   Price
                                       -------  -------  -------  ------
Outstanding at beginning of the year   208,000  $  4.31  226,500  $2.89
Granted during the year. . . . . . .   205,000     1.17   67,000   6.20
Exercised during the year. . . . . .         -        -   70,500   1.63
Expired during the year. . . . . . .     6,000     4.07   15,000      -
Outstanding at end of the year . . .   407,000     2.93  208,000   4.31
Exercisable at end of the year . . .   260,666     3.19  159,500   3.80

The following table summarizes information about stock options outstanding at December 31, 2001.

<BTB>
                                  Weighted
                                  Average       Weighted   Weighted
Range of. . .  Number             Remaining     Average    Number              Average
Exercise. . .  Outstanding at     Contractual   Exercise   Exerciseable at     Exercise
Prices. . . .  December 31, 2001  Life          Price      December 31, 2001   Price
-------------  -----------------  ------------  ---------  ------------------  ---------
0.01 - $1.00             15,000    7.79 years  $    0.93              15,000  $     .93
-------------  -----------------  ------------  ---------  ------------------  ---------
1.01 - $2.00            203,500    9.29 years  $    1.16              83,500  $    1.16
-------------  -----------------  ------------  ---------  ------------------  ---------
2.01 - $3.00              2,500    4.04 years  $    2.13                   -          -
-------------  -----------------  ------------  ---------  ------------------  ---------
3.01 - $4.00            105,000    4.39 years  $    3.55             105,000  $    3.55
-------------  -----------------  ------------  ---------  ------------------  ---------
4.01 - $5.00             20,000    2.65 years  $    4.41              16,666  $    4.31
-------------  -----------------  ------------  ---------  ------------------  ---------
5.01 - $7.00             61,000    7.93 years  $    6.33              40,500  $    6.33
-------------  -----------------  ------------  ---------  ------------------  ---------
                         407,000   7.41 years  $    2.71             260,666  $     3.11
               =================  ============  =========  ==================  =========

The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations in accounting for its employee stock options because the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

See  accompanying  independent  auditors'  report.

                  CREATIVE HOST SERVICES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 2001 AND 2000

(12)  STOCK  OPTIONS,  CONTINUED:

Proforma information regarding net income (loss) and income (loss) per share under the fair value method is as follows:

<BTB>
                                                 Year ended          Year ended
                                                 December 31, 2001   December 31, 2000
                                                 ------------------  -------------------
Net income (loss) . . . . . . . . . . . . . . .  $          586,261  $          (68,328)

Proforma expense associated with stock options
      Under SFAS123 . . . . . . . . . . . . . .             211,291             329,587
                                                 ------------------  -------------------

PROFORMA NET INCOME (LOSS). . . . . . . . . . .  $          374,970  $         (397,915)
                                                 ==================  ===================

Net income (loss) per common share. . . . . . .  $             0.05  $            (0.07)
                                                 ==================  ===================


The fair value of each option is estimated on the date of grant using the present value of the exercise price and is pro-rated on the percent of time from the grant date to the end of the vesting period. The weighted-average fair value of the options on the grant date was $1.17 and $6.23 per share for 2001 and 2000, respectively. The following assumptions were used for grants in 2001 and 2000: risk free interest rates ranging from 5.68% and 6.19%, respectively, expected lives of five years; dividend yield of 0%; and expected volatility of 298.35% and 417.78%. respectively.

(13)  WARRANTS:

On July 3, and October 2, 2000, the Company issued warrant dividends to its shareholders of record at an exercise price of 110% of the closing stock price on each of the dates. Each shareholder of record received one warrant for each 40 shares of stock owned. The Company issued 151,128 and 162,864 warrants at an exercise price of $13.20 and $8.32 per share in July and October 2000, respectively.

At December 31, 2000, the Company had warrants outstanding that allow the holders to purchase up to 608,575 shares of common stock at exercise prices ranging from $1.38 to $13.20, expiring through November 2004.

The number and weighted average exercise prices of the warrants for the years ended December 31, 2001 and 2000 are as follows:

                                             2001              2000
                                     ------------------  ----------------
                                                Average            Average
                                                Exercise           Exercise
                                      Number    Price     Number   Price
                                      --------  -------  ---------  -----

Outstanding at beginning of the year   608,575   $7.37   1,057,693  $3.65
Outstanding at end of the year . . .   733,982    6.44     608,575   7.37
Granted during the year. . . . . . .   295,000    1.76     438,982   9.58
Exercised during the year. . . . . .   169,593    1.63     823,050   3.93
Terminated during the year . . . . .         -       -      65,050   5.40




See  accompanying  independent  auditors'  report.

                  CREATIVE HOST SERVICES, INC. AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 2001 AND 2000

(14)  EMPLOYEE  PROFIT  SHARING  PLAN:

The Company has a salary reduction plan under the provision of Section 401(k) of the Internal Revenue Code. The plan covers all full-time employees who have completed one full year of service with the Company. Participation in the plan is voluntary. For those employees participating, up to 15% of annual compensation may be deferred as prescribed by the Internal Revenue Code. Company contributions to the plan are discretionary. No Company contributions were made to the plan for the years ended December 31, 2001 and 2000.

(15)  SUBSEQUENT  EVENT:

In November 2001, the Company entered into a private placement agreement with an entity whereby they would sell to qualified buyers and accredited investors a minimum of 10 units with a maximum of 100 units. Each unit consists of $50,000 principal amount Series A 9% Subordinated Convertible Note due December 31, 2006 and 37,500 warrants to purchase the Company's common stock, par value of $0.001 per share, at an exercise price of $2.00 per share. Subsequent to year-end and through March 2002, approximately $925,000, before expenses, was raised through the sale of these units.

In January 2002, the Company sold its location in Atlantic City, New Jersey to a related party for $250,000 cash. There were existing contractual liabilities owed to the related party at the time of the sale, and the $250,000 sales proceeds were offset against the contractual liabilities. The $250,000 sales price represents the fair market value of the Atlantic City, New Jersey location. No gain or loss was recorded for this transaction as of December 31, 2001.


See  accompanying  independent  auditors'  report.

                          CREATIVE HOST SERVICES, INC.
              CONDENSED  CONSOLIDATED  BALANCE  SHEET  -  UNAUDITED
                                SEPTEMBER  30,  2002




                                               ASSETS
        CURRENT ASSETS:
         Cash                                                     $  1,974,950
         Receivables, net of allowance of $91,315                      520,578
         Current maturities of note receivable
           from related party                                           30,000
         Inventory                                                     509,870
         Prepaid expenses and other current assets                     501,796
                                                                   ------------
                Total current assets                                 3,537,194
                                                                   ------------
        PROPERTY AND EQUIPMENT, net of accumulated
            depreciation and amortization                           16,643,796
                                                                   ------------
        OTHER ASSETS:
         Deposits                                                      138,006
         Note receivable from related party,
           less current maturities                                      14,297
         Goodwill and acquisition costs                              4,387,589
         Other assets                                                  423,422
                                                                   ------------
                Total other assets                                   4,963,314
                                                                   ------------
        TOTAL ASSETS                                              $ 25,144,304
                                                                   ============

                            LIABILITIES AND SHAREHOLDERS' EQUITY

        CURRENT LIABILITIES:
         Accounts payable and accrued expenses                    $  1,927,262
         Current maturities of notes payable                           556,641
         Current maturities of capital lease obligations             1,230,391
         Income taxes payable                                          118,420
                                                                   ------------
                Total current liabilities                            3,832,714

        LINE OF CREDIT                                               1,110,984
        OTHER LONG-TERM LIABILITIES                                    211,575
        NOTES PAYABLE, less current maturities                         873,495
        CAPITAL LEASE OBLIGATIONS, less current maturities           1,537,033
        REDEEMABLE COMMON STOCK,
         29,944 shares issued and outstanding                           80,249

       SHAREHOLDERS' EQUITY:
        Common Stock; no par value, 20,000,000 shares
          authorized, 8,006,210 shares issued and outstanding       17,031,042
        Additional paid-in capital                                   1,245,076
        Accumulated deficit                                           (777,864)
                                                                    -----------
                Total shareholders' equity                          17,498,254
                                                                    -----------
        TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                 $25,144,304
                                                                    ===========

                  See  accompanying  notes  to  the  unaudited  condensed
                           consolidated  financial  statements.

                                CREATIVE  HOST  SERVICES,  INC.
                     CONDENSED  CONSOLIDATED  STATEMENTS  OF  INCOME - UNAUDITED


                                                 NINE MONTHS ENDED
                                                   SEPTEMBER 30,
                                           ----------------------------
                                              2002            2001
                                           -----------     ------------
                                                          (As restated-
                                                           see Note 9)
Revenues:
 Concessions                               $25,648,841     $23,114,548
 Franchise royalties                            38,696          36,330
 Other                                          35,914          49,781
                                            ----------      -----------
     Total revenues                         25,723,451      23,200,659
                                            ----------      -----------

Operating costs and expenses:
 Cost of goods sold                          6,921,070       6,655,323
 Payroll and other employee
   benefits                                  7,853,242       7,425,926
 Occupancy                                   4,018,010       3,595,698
 Selling expenses                            2,326,058       2,057,067
 General and administrative
   expenses                                  1,362,852       1,080,775
 Depreciation and amortization               1,586,491       1,567,314
                                            ----------      -----------
     Total operating costs
       and expenses                         24,067,723      22,382,103
                                            ----------      -----------

Income from operations                       1,655,728         818,556

Loss on sale of assets                               -         100,821
Gain on sale of assets to
  related party                                (80,487)              -
Interest expense, net                          492,569         536,096
                                            ----------      -----------
Income (loss) before taxes                   1,243,646         181,639

Income taxes                                   109,000          12,043
                                            ----------      -----------
Income (loss) before
  extraordinary item                         1,134,646         169,596

Extraordinary item:
Gain on extinguishment of debt - net                 -         128,261
                                            ----------      -----------

Net Income                                 $ 1,134,646     $   297,857
                                            ==========      ===========



(Continued)

                                CREATIVE  HOST  SERVICES,  INC.
                    CONDENSED  CONSOLIDATED  STATEMENTS  OF  INCOME  - UNAUDITED
                                       (CONTINUED)


<BTB>

                                                      NINE MONTHS ENDED
                                                         SEPTEMBER 30,
                                                  ---------------------------
                                                      2002           2001
                                                  -----------     -----------
                                                                 (As restated-
                                                                   see Note 9)
       Net income (loss) per share:
         Basic
           Income (loss) before
             extraordinary item                   $      0.14     $      0.02
           Extraordinary item                               -            0.02
                                                   ----------      -----------
           Net income per share                   $      0.14     $      0.04
                                                   ==========      ===========
         Diluted
           Income (loss) before
             extraordinary item                   $      0.14     $      0.02
           Extraordinary item                               -            0.02
                                                   ----------      -----------
           Net income per share                   $      0.14     $      0.04
                                                   ==========      ===========

       Weighted average number of shares
        outstanding:
       Basic                                        7,878,060       7,252,083
                                                   ==========      ===========
       Diluted                                      7,936,246       7,284,456
                                                   ==========      ===========



(Concluded)



              See  accompanying  notes  to  the  unaudited  condensed
                      consolidated  financial  statements.

                                 CREATIVE  HOST  SERVICES,  INC.
                 CONDENSED  CONSOLIDATED  STATEMENTS  OF  CASH FLOWS - UNAUDITED


                                                             NINE MONTHS ENDED
                                                                SEPTEMBER 30,
                                                          --------------------------
                                                             2002          2001
                                                          -----------    -----------
       Operating activities:
         Net income                                       $ 1,134,646   $   297,857
         Adjustments to reconcile net income to net
          cash provided by operating activities:
            Depreciation and amortization                   1,586,491     1,567,314
            Bad debt expense                                   57,330       (26,476)
            Amortization of debenture discount                 88,640       110,621
            (Gain) loss on sale of assets                     (80,487)      100,822
            Gain on extinguishment of debt                          -      (128,261)

         Changes in assets and liabilities:
            Receivables                                       (44,771)        3,637
            Inventory                                         (58,136)       28,214
            Prepaid expenses and other current assets        (189,948)     (353,903)
            Deposits and other assets                         139,670      (169,018)
            Accounts payable and accrued expenses              13,516      (990,787)
            Income taxes payable                               55,403       (62,124)
            Long-term liabilities                             211,575             -
                                                           ----------    -----------
              Net cash provided by operating activities     2,913,929       377,896
                                                           ----------    -----------
       Investing activities:
         Purchases of property and equipment               (1,553,664)   (1,935,847)
         Proceeds from sale of assets                               -       364,362
         Acquisition costs                                   (103,470)            -
         Note receivable from related party                   (55,000)            -
         Payments on note receivable from related party        10,703             -
                                                           ----------    -----------
              Net cash used in investing activities        (1,701,431)   (1,571,485)
                                                           ----------    -----------
       Financing activities:
         Proceeds from notes payable                          909,000     1,268,000
         Proceeds from line of credit                       1,232,076     1,322,888
         Issuance of common stock                               6,500             -
         Payments on notes payable                           (462,538)   (1,070,079)
         Payments on capital lease obligations               (822,894)     (705,969)
         Payments on line of credit                        (1,900,980)     (373,000)
         Net cash paid for retirement of beneficial
           conversion feature                                       -      (258,085)
         Retirement of common stock                                 -      (153,985)
                                                           ----------    -----------
              Net cash (used in) provided
               by financing activities                     (1,038,836)       29,770
                                                           ----------    -----------
       Net increase (decrease) in cash                        173,662    (1,163,819)
       Cash, beginning of the period                        1,801,288     1,713,054
                                                           ----------    -----------
       Cash, end of the period                            $ 1,974,950   $   549,235
                                                           ==========    ===========


(Continued)

                             CREATIVE  HOST  SERVICES,  INC.
                  CONDENSED  CONSOLIDATED  STATEMENTS  OF CASH FLOWS - UNAUDITED
                                      (CONTINUED)

<BTB>

                                                               Nine Months Ended
                                                                 September 30,
                                                          -------------------------
                                                              2002          2001
                                                          -----------    ----------
       Supplemental disclosures of cash
        flow information:

         Interest paid                                    $   390,338   $   693,124
                                                           ==========    ==========
         Income taxes paid                                $   272,122   $    74,167
                                                           ==========    ==========

       Supplemental disclosures of non-cash
        investing and financing activities:

         Equipment acquired and financed by
          capital lease obligations                       $ 1,244,799   $    47,473
                                                           ==========    ==========
         Equipment acquired and financed by
          a note payable                                  $         -        12,223
                                                           ==========    ==========
         Equity feature of discount on notes              $   365,966   $         -
                                                           ==========    ==========
         Common stock issued in exchange for
          services                                        $    86,450   $    30,445
                                                           ==========    ==========
         Paid-in capital from recapture of
          beneficial note conversion feature              $         -   $    30,445
                                                           ==========    ==========
         Common stock redeemed for a note                 $         -   $   142,501
                                                           ==========    ==========
         Assets sold by settling a contractual
          liability                                       $   250,000   $         -
                                                           ==========    ==========
         Notes payable and accrued interest
          converted to common stock                       $   100,000   $ 1,193,565
                                                           ==========    ==========



(Concluded

                     See  accompanying  notes  to  the  unaudited  condensed
                             consolidated  financial  statements.

                        CREATIVE  HOST  SERVICES,  INC.

      NOTES  TO  UNAUDITED  CONDENSED  CONSOLIDATED  FINANCIAL  STATEMENTS

1.  BASIS  OF  PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared by Creative Host Services, Inc. and its wholly-owned subsidiaries (the "Company") without audit, in accordance with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and disclosures required for a fair presentation of financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States of America.

In the opinion of the Company's management, all adjustments (consisting of normal recurring accruals) necessary to present fairly the Company's financial position as of September 30, 2002 and the results of operations and cash flows for the nine month period ended September 30, 2002 and 2001 have been included. Results for the interim periods presented in this report are not necessarily indicative of results which may be reported for any other interim period or for the entire fiscal year.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Certain amounts in the financial statements for the nine months ended September 30, 2001 have been reclassified to conform to current period presentation.


2.  NOTE  RECEIVABLE  FROM  RELATED  PARTY

In April 2002, the Company loaned $55,000 to the Company's Chief Executive Officer at 8.5% interest, due in monthly payments of $2,500, through April 2004. As of September 30, 2002, the outstanding balance on this note receivable was $44,297.


3.  GOODWILL

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assts." SFAS No. 142, among other things, specifies that goodwill and certain intangible assets with indefinite lives no longer be amortized, but instead be subject to periodic impairment testing. Previously recognized goodwill is to be initially tested for impairment as of the beginning of 2002. At September 30, 2002, the Company had goodwill of $4,303,119, all of which was related to the acquisition of Gladco Enterprises, Inc. and related entities in October 2000. As required by SFAS No. 142, the Company completed the transitional impairment test for goodwill in connection with preparation of its June 30, 2002 consolidated financial statements. The Company identified one reporting unit for the purpose of this transitional impairment test. The transitional impairment test required the comparison of the carrying amount of the net assets of the reporting unit, including goodwill, to the fair value of the reporting unit. There was no impairment indicated as a result of the transitional impairment test.

The following sets forth a reconciliation of net income and income per share information for the nine month periods ended September 30, 2002 and 2001 adjusted for the non-amortization provisions of SFAS No. 142.

                                               Nine Months Ended
                                                     September 30,
                                           ----------------------------
                                               2002            2001
                                           -----------     ------------

Reported net income                          $ 1,134,646    $  297,857
Add back: goodwill amortization
  net of tax effect                                    -       163,702
                                               ---------     ----------
Adjusted net income                            1,134,646    $  461,559
                                               =========     ==========

Basic income per share:
Reported net income                          $       .14    $      .04
Goodwill amortization
  net of tax effect                                    -           .02
                                               ---------     ----------
Adjusted net income                          $       .14    $      .06
                                               =========     ==========

Diluted income per share:
Reported net income                          $       .14    $      .04
Goodwill amortization
  net of tax effect                                    -           .02
                                               ---------     ----------
Adjusted net income                          $       .14    $      .06
                                              ==========     ==========


4.  NOTES  PAYABLE

In a private placement during the three months ended March 31, 2002, the Company issued 18.9 units, with each Unit consisting of one $50,000 principal amount Series A 9% Subordinated Convertible Note and 37,500 warrants for common stock exercisable at $2.00 per share until November 21, 2006. The notes are convertible into a total of 900,000 shares of the Company's common stock. Interest is due quarterly and the notes are fully due and payable on December 31, 2006.

Additionally, the Company issued warrants to the brokers equivalent to 10% of the units issued in the private placement at an exercise price of $50,000 per unit for a period of five years from January 29, 2002. If these warrants are exercised, the Company agreed to issue warrants to the brokers that entitle them to purchase 70,875 additional shares of common stock.

The notes and the warrants were recorded at their relative fair values, with the portion allocated to the warrants accounted for as paid-in capital, which resulted in a beneficial conversion feature on the notes that was recognized as an additional discount on the notes. The discount will be amortized as interest expense over the term of the notes.

Two investors subsequently rescinded their investment in two of the Units, because they were unwilling to sign the subordination agreement required under the terms of the private placement. Because the Company will refund the investment without interest, $100,000 has been included in accounts payable and accrued expenses at September 30, 2002, and the discount allocated to the warrants and the beneficial conversion feature associated with this investment has been reversed.

On August 20, 2002, $100,000 of the Convertible Notes were converted into 95,238 shares of the Company's common stock. At September 30, 2002, $467,675, net of unamortized discount of $277,325, is included in notes payable related to this offering.


5.  CAPITAL  LEASE  OBLIGATIONS

During May and June 2002, the Company entered into capital lease obligations totaling $1,176,260 to finance the purchase of equipment. The leases expire in April and May 2005 and bear interest at rates between 8% and 9 1/4 %.


6.  NET  INCOME  PER  SHARE

Basic net income per share is computed by dividing net income by the weighted average number of common shares outstanding (including redeemable shares) during the period. Diluted net income per share reflects the potential dilution that could occur if securities or other contracts to issue common stock (convertible notes, warrants and options to purchase common stock) were converted or exercised into common stock. Potential common shares in the diluted computation are excluded when their effect would be anti-dilutive.

The following table provides a reconciliation from the basic to the diluted net income per share for the nine month periods ended September 30, 2002 and 2001.

                                                Nine Months Ended
                                                  September 30,
                                              ---------------------
                                                2002         2001
                                              --------     --------
   Numerator:
   Net income for basic and
    diluted income per share                $1,134,646   $  297,857
                                             =========    =========
   Denominator:
   Basic:
   Weighted average common
    shares outstanding                       7,878,060    7,252,083

   Warrants                                      5,802        5,644
   Options                                      52,384       26,729
                                             ---------    ---------
   Shares for diluted net
    income per share                         7,936,246    7,284,456
                                             =========    =========

For the nine month periods ended September 30, 2002 and 2001, options to purchase 127,500 and 186,000 shares of common stock, respectively, were excluded from the computation of diluted net income per share, as the inclusion of such shares would be anti-dilutive.

For the nine month period ended September 30, 2002, notes convertible into 804,762 shares of common stock were excluded form the computation of diluted net income per share, as the inclusion of such shares would be anti-dilutive.

For the nine month periods ended September 30, 2002 and 2001, warrants to purchase 718,982 shares of common stock were excluded from the computation of diluted net income per share, as the inclusion of such shares would be anti-dilutive.


7.  INCOME  TAX  PROVISION

The Company's income tax provision for the nine month period ended September 30, 2002 consists primarily of state income tax expense. The federal tax provision has been reduced by the utilization of a portion of the deferred tax asset previously unrecognized due to a valuation allowance established against this asset. The Company will continue to analyze the realizability of its deferred tax asset and will reverse the remaining valuation allowance if it becomes more likely than not that this asset will be realized.


8.  RECENT  ACCOUNTING  PRONOUNCEMENTS

In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 addresses the initial recognition, measurement and amortization of intangible assets acquired individually or with a group of other assets (but not those acquired in a business combination), and addresses the amortization provisions for excess cost over fair value of net assets acquired or intangibles acquired in a business combination. SFAS No. 142 also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. The statement was effective January 1, 2002. The Company stopped amortizing goodwill effective January 1, 2002. The Company completed its transitional impairment test in the second quarter 2002, which indicated no impairment of existing goodwill.

In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations, which requires companies to record the fair value of a liability for asset retirement obligations in the period in which it is incurred. The statement applies to a company's legal obligation associated with the retirement of a tangible long-lived asset that results from the acquisition, construction, and development or through the normal operation of a long-lived asset. When a liability is initially recorded, a company would capitalize the cost, thereby increasing the carrying amount of the related asset. The company would depreciate the capitalized asset retirement cost over the life of the respective asset while the liability is accreted to its present value. Upon settlement of the liability, the obligation is settled at its recorded amount or the company incurs a gain or loss. The statement is effective for fiscal years beginning after June 15, 2002. The Company does not expect the adoption of SFAS No. 143 to have a material impact on its financial position or results of operations.

On January 1, 2002, the Company adopted SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 addresses the accounting and reporting for the impairment or disposal of long-lived assets. The statement provides a single accounting model for long-lived assets to be disposed of. New criteria must be met to classify the asset as an asset held-for-sale. This statement also addresses reporting the effects of a disposal of a segment of a business. The adoption of this new standard did not have a material impact on the Company's financial position or results of operations.

In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 44 and 64, Amendment of FASB No. 13 and Technical Corrections, which the Company does not believe will materially impact its financial statements. SFAS No. 145 requires that gains and losses from extinguishment of debt be classified as extraordinary items if they meet the criteria in Accounting Principles Board Opinion No. 30.

In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which addresses financial accounting and reporting for costs associated with exit or disposal activities and supersedes Emerging Issues Task Force ("EITF") Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF Issue No. 94-3, a liability for an exit cost was recognized at the date of an entity's commitment to an exit plan. SFAS No. 146 also establishes that the liability should initially be measured and recorded at fair value. The Company will adopt the provisions of SFAS No. 146 for exit or disposal activities that are initiated after December 31, 2002.


9.  RESTATEMENT  OF  FINANCIAL  STATEMENTS

Subsequent to the issuance of the Company's consolidated financial statements for the year ended December 31, 2001 and the interim periods ended March 31, and June 30, 2002, the Company's management determined that it had understated its vacation accrual by $143,000.
The change in the accrued vacation liability from January 1, 2002 to June 20, 2002 was not significant. Additionally, the Company determined that the presentation of the gain on extinguishment of debt should have been classified as an extraordinary item in its consolidated statement of income. As a result, the accompanying condensed consolidated financial statements for the nine month period ended September 30, 2001 have been restated from the amounts previously reported.

A  summary  of  the  significant  effects  of  the  restatement  follows:

                                                 As  Previously
                                                     Reported    As  Restated
                                                   -------------  -----------

For  the  Nine  Months  Ended  September  30,  2001
Extraordinary  item                                $         0    $   128,261
Net  income                                            297,857        297,857
Net  income  per  share  -  basic:
  Income  before  extraordinary  item              $       .04    $       .02
  Extraordinary  item                                        -            .02
                                                    ----------     ----------
  Net  income                                      $       .04    $       .04
                                                    ==========     ==========

Net  income  per  share  -  diluted:
  Income  before  extraordinary  item              $       .04    $       .02
  Extraordinary  item                                        -            .02
                                                    ----------     ----------
  Net  income                                      $       .04    $       .04
                                                    ==========     ==========

YOU    MAY    RELY    ON   THE   INFORMATION
CONTAINED   IN  THIS  PROSPECTUS.   WE  HAVE
NOT    AUTHORIZED    ANYONE    TO    PROVIDE
INFORMATION  DIFFERENT  FROM  THAT CONTAINED
IN  THIS PROSPECTUS.  NEITHER  THE  DELIVERY                  1,873,887 SHARES
OF  THIS PROSPECTUS NOR SALE OF COMMON STOCK                  OF COMMON STOCK
MEANS  THAT  INFORMATION  CONTAINED  IN THIS
PROSPECTUS  IS  CORRECT  AFTER  THE  DATE OF
THIS   PROSPECTUS.   THIS  PROSPECTUS IS NOT
AN  OFFER  TO  SELL  OR  A  SOLICITATION  OF
AN   OFFER   TO   BUY   THESE  SHARES OF THE
COMMON  STOCK  IN  ANY  CIRCUMSTANCES  UNDER
WHICH THE OFFER OR SOLICITATION IS UNLAWFUL.

_____________________

TABLE OF CONTENTS
                                   Page
                                   ----                  CREATIVE HOST
Prospectus  Summary                   2                  SERVICES, INC.
Recent Events.........................4
Risk  Factors                         5
Price  Range  of  Securities          9
Dividend  Policy                      9
Dilution                              9
Use  of  Proceeds                     9           _________________
Management's Discussions and
  Analysis of Financial                              PROSPECTUS
  Condition and Results                           _________________
  of Operations                      10
Business                             18
Management                           25
Executive  Compensation              27
Selling  Stockholders                30
Plan  of  Distribution               31
Principal  Stockholders              32
Description  of  Securities          34
Legal  Matters                       34
Available  Information               35
Experts                              35
Index to Consolidated
  Financial Statements              F-1


Dealer  prospectus  delivery  obligation
until April 29, 2003;  all  dealers that
effect transactions in these securities,
whether  or  not  participating  in this
offering,  may  be required to deliver a            March 19, 2003
prospectus.  This  is in addition to the
dealers'   obligation   to   deliver   a
prospectus  when  acting as underwriters
and   with   respect   to  their  unsold
allotments or subscriptions.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

The laws of the State of California and our corporate bylaws provide for certain indemnification of our directors and officers for liabilities and expenses that they may incur while acting in such capacities. Our articles of incorporation provide that liability of directors and officers is protected to the extent possible under California law. In general, our directors and officers are indemnified for actions they take in good faith and in a manner reasonably believed to be in, or not opposed to, our best interests. With respect to criminal actions or proceeds, they are indemnified if they had no reasonable cause to believe their actions were unlawful.

We maintain a directors' and officers' liability insurance policy that indemnifies our directors and officers against certain losses in connection with claims made against them for certain wrongful acts.

OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

The following table sets forth our estimated expenses in connection with the distribution of the securities being registered. None of the expenses will be paid by selling securityholders. Except for SEC filing fees, all expenses have been estimated and are subject to future contingencies.


SEC  registration  fee                                      $        718.61
Legal  fees  and  expenses                                        15,000.00
Printing  and  engraving  expenses                                 3,000.00
Accounting  fees  and  expenses                                   15,000.00
Blue  sky  fees  and  expenses                                     5,000.00
Transfer  agent  registration  fees  and  expenses                 1,000.00
Miscellaneous  expenses                                            1,281.39

Total                                                        $    41,000.00




RECENT  SALES  OF  UNREGISTERED  SECURITIES

In September 2000, the Company entered into a purchase agreement with GCA Strategic Investment Fund, an accredited investor and an investment company, to issue a total of $2,500,000 convertible debentures with interest at 7% per annum at a 5% discount rate and a warrant to purchase 125,000 shares of the Company's common stock at an exercise price of $6.86 per share. In September 2000, the Company issued $2,000,000 of the convertible debenture at a 5% discount rate, or $100,000, and the warrant. This issuance was completed in accordance with
Section 4(2) of the Securities Act of 1933, as amended, in that the negotiations and placement were accomplished directly between the Company and principals of the investment company without any public announcement, disclosure or other solicitation prior to closing.

During the year ended December 31, 2001, $1,193,642 of the outstanding debenture held by GCA Strategic Investment Fund, including related interest was converted to 1,345,003 shares of common stock at an average rate of $0.89 per share.

In September 2000, one purchase warrant was issued to GCA Strategic Investment Fund in connection with their purchase of the convertible debentures. The warrant entitles GCA Strategic Investment Fund to purchase 125,000 shares of the Company's common stock at an exercise price of $6.86 per share. The warrants are exercisable immediately and expire in September 2003.

In January through July 2000, shareholders exercised 512,450 warrants to purchase common stock at an exercise price of $5.40 per share. The exercises generated proceeds, net of costs, totaling $2,567,898. In 2000, warrants to purchase 81,500 shares of stock were exercised for net proceeds of $149,425.

In 2000, individuals exercised 229,100 warrants to purchase common stock. The individuals exercised the warrants on a "cashless" basis and as a result were issued 218,621 shares of the Company's common stock.

In 2000, employees and directors of the Company exercised 70,500 options to purchase common stock at an average exercise price of $1.63. The exercises generated proceeds totaling $114,600.

In 2000, the Company commenced three private placement offerings of 261,700, 211,000 and 125,000 shares of the Company's common stock at a purchase price of $5.00, $7.25 and $7.00 per share, respectively. The offerings generated proceeds, net of offering costs, totaling $1,133,120, $1,485,289 and $875,000, respectively. The $5.00 placement offering was in January 2000 and included 11 private individuals, the $7.00 offering was in May 2000 and included 2 individuals and the $7.25 offering was in July 2000 and was for 1 institutional investor. These placements were completed in accordance with Rule 506 promulgated under Section 4(2) of the Securities Act of 1933, as amended, in that these were traditional private placements, solely to accredited investors and in discussions only with persons who were either known to the Company or the placement agent conducting the offering.

In 2001, $1,193,642 of a convertible debenture and the associated accrued interest were converted into 1,345,003 shares of common stock
On July 3, and October 2, 2000, the Company issued warrant dividends to its shareholders of record at an exercise price of 110% of the closing stock price on each of the dates. Each shareholder of record received one warrant for each 40 shares of stock owned. The Company issued 151,128 and 162,864 warrants at an exercise price of $13.20 and $8.32 per share in July and October 2000, respectively.

On January 29, 2002, the Company closed on a private placement of 18.9 Units to 13 accredited investors. Each Unit consists of one $50,000 convertible note which is convertible at $1.05 in outstanding principal amount or outstanding interest per share and 37,500 warrants to purchase common stock at $2.00 per share. This issuance was completed in accordance with Rule 506 promulgated under Section 4(2) of the Securities Act of 1933, as amended. The placement was conducted by Berry-Shino Securities, Inc. to its accredited investor customers in a private placement without any public solicitation by either the Company or Berry-Shino. Two investors subsequently rescinded their investments in two of the Units because they were unwilling to sign the subordination agreement required under the terms of the private placement. In November 2002, the Company refunded to those investors a total amount of $100,000 and cancelled the securities to be issued to those investors.

                                    EXHIBITS



Exhibit No.  Description
----------   -----------

     3.1     Amended  and  Restated  Articles  of  Incorporation*
     3.2     Bylaws*
     4.1     Specimen  Certificate  for  Common  Stock*
     4.3     Warrant  Agreement  (including  form  of  Warrant  Certificate)*
     4.4     The  Company's  2001  Stock  Option  Plan  for Directors, Executive
             Officers,  Employees  and  Key  Consultants*
      5      Opinion of Cutler Law Group
     10.1    1997  Stock  Option  Plan*
     10.2    Employment  Agreement  between  the  Company  and  Sayed  Ali*
     10.3    Lease Space In The Cedar Rapids Municipal Airport Terminal For The
             Purpose of Operating Food/Beverage, News/Gift, And Airline Catering
             Concessions dated as of September 16, 1996 between the Company and Cedar Rapids Airport Commission.*
     10.4    Food  And  Beverage  Concession  Agreement  And  Lease dated as of
             October 4, 1996 between the Company and Richland -Lexington Airport
             District.*
     10.5    Agreement  between  the  Company  and  Delta  Airlines.*
     10.6    Concession  And  Lease  Agreement dated as of May 24, 1996 between the  Company  and  Lehigh-Northhampton  Airport  Authority.*
     10.7    Food And Beverage Concession Agreement And Lease Bluegrass Airport
             between the Company and Lexington-Fayette Urban County Airport
             Board.*
     10.8    Food  And  Beverage Concession Agreement dated as of July 26, 1995 between  the  Company  and  Outagamie  County.*
     10.9    Food  And  Beverage Lease And Concession Agreement dated as of May
             17, 1996 between the Company and Roanoke Regional Airport
             Commission.*
     10.10   Food And Beverage Concession Agreement dated as of October 24, 1995 between  the  Company  and  the  County  of  Dane.*
     10.11   Food And Beverage Concession Lease Agreement dated as of June 10,
             1994  between  the  Company  and  the  Port  of  Portland.*
     10.12   Concession Agreement dated as of March 25, 1995 between the Company and  City  of  Los  Angeles.*
     10.13   License And Use Agreement Food/Beverage Service Aspen/Pitkin County
             Airport 1994 Through 1999 dated as of April 1994 between the
             Company and Board of County Commissions of Pitkin County Colorado.*
     10.14   Food Court Agreement dated as of November 14, 1996 between the
             Company  and  City  and  County  of  Denver.*
     10.15   Agreement between the Company and the City and County of Denver as of  November  19,  1996.*
     10.16   Agreement dated as of February 8, 1996 between the Company and the
             County  of  Orange.*

     10.17 Concession Agreement for Food and Beverage Operations at the Des Moines International Airport between the Company and the City of Des Moines, Iowa dated as of June 2, 1997.**
     10.18 Concession Agreement between the City of Los Angles Department of Airports and the Company Covering the Operation and Management of the Food and Beverage Package #3 Concession at Ontario International Airport.**
     10.19 Concession Agreement and Lease between the Piedmont Triad Airport Authority and the Company.**
     10.20   Form  of  Franchise  Agreement.*
     10.21 TCBY Franchise Agreement dated October 29, 1996 between TCBY Systems, Inc., and St. Clair Development Corporation.*
     10.22 Industrial Real Estate Lease between the Company and WHPX-S Real Estate Limited Partnership.*
     10.23 Employment Agreement between the Company and Sayed Ali, Dated January 1, 2000.***
     10.24   Purchase Agreement between Creative Host Services, Inc. and Edwin
             L. Klett, Louis Coccoli, Jr., Herbert H. Gill and the Virgil Gladieux marital Trust dated as of September 28, 2000.****
      10.25 Securities Purchase Agreement, dated as of September 26, 2000, between Creative Host Services, Inc. and GCA Strategic Investment Fund Limited.****
      10.26 Convertible Debenture, dated as of September 26,2000, issued by Creative Host Services, Inc. to GCA Strategic Investment Fund Limited.****
      10.27 Warrant, dated as of September 26,2000, issued by Creative Host Services, Inc. to GCA Strategic Investment Fund Limited.****
      10.28 Registration Rights Agreement, dated as of September 26, 2000, between Creative Host Services, Inc. and GCA Strategic Investment Fund Limited.****
      10.29 Escrow Agreement, dated as of September 26,2000, between Creative Host Services, Inc. and GCA Strategic Investment Fund Limited and the Law Offices of Kim T. Stephens.****
      10.30 Sysco Corporation Master Distribution Agreement dated January 3, 2000.*****
      10.31 Form of Convertible Promissory Note dated January 29, 2002 and due December 31, 2006. ******
      10.32  Form of Purchase Warrant for shares exercisable at $2.00 per share. ******
      10.33 Credit Agreement Dated as of January 17, 2003 between Creative Host Services, Inc. and ING Capital LLC.*******
      10.34  Form  of  Warrant  Certificate.********
      10.35 Warrant Purchase Agreement, dated as of January 17, 2003, between Creative Host Services, Inc. and ING Capital LLC.********
      10.36  Registration  Rights  Agreement,  dated  as  of January 17,
             2003, between Creative  Host  Services,  Inc.  and  ING
             Capital  LLC.********
      23.1   Consent of Cutler Law Group (included in opinion Exhibit  5)
      23.2   Consent of Stonefield Josephson, Inc. (filed with Amendment No. 3)
      23.3   Letter from Stonefield Josephson, Inc., dated June 25,
             2002
---------------------------------------
* Incorporated by reference from the exhibits included with the Company's Registration Statement (No. 333-6722) on Form SB-2 filed with the SEC on April 3, 1997.

**Incorporated by reference from the exhibits included with the Company's Annual Report (No. 000-22845) on Form 10-KSB filed with the SEC on March 31, 1998.

***Incorporated by reference from the exhibits included in the Company's Form S-3 Registration Statement filed with the SEC on March 13, 2000.

****Incorporated by reference from the exhibits included in the Company's Form 8-K filed with the SEC on October 9, 2000.

*****Incorporated by reference from the exhibits included in the Company's Form 10KSB/A filed with the SEC on October 16, 2001.

******Incorporated by reference from the exhibits included in the Company's Form SB-2 filed with the SEC on May 1, 2002.

*******Incorporated by reference from the exhibits included in the Company's Form SB-2, Amendment No. 1, filed with the SEC on August 14, 2002.

*******Incorporated by reference from the exhibits included in the Company's Form 8-K filed with the SEC on January 23, 2003.

********Incorporated by reference from the exhibits included in the Company's Registration Statement on Form S-3 filed with the SEC on January 31, 2003

UNDERTAKINGS

The  undersigned  Registrant  hereby  undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)  Include  any prospectus required by section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule
424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as express in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication such issue.

(5) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(6) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment No. 4 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 19, 2003.


                          CREATIVE  HOST  SERVICES,  INC.


                          By:   /s/  Sayed  Ali
                                ------------------------
                                Sayed  Ali,  President,
                                Chief  Executive  Officer

                          By:   /s/  Lynnette McCullough
                                ------------------------
                                Lynnette McCullough
                                Chief  Financial  Officer


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


            March 19, 2003                 /s/  Sayed  Ali
                                           ----------------------------------
                                           Sayed  Ali,  Director  and  Chairman

            March 19, 2003                 /s/  Booker  T.  Graves
                                           ----------------------------------
                                           Booker  T.  Graves,  Director

            March 19, 2003                 /s/  John  P.  Donohue
                                           ----------------------------------
                                           John  P.  Donohue,  Jr., Director

            March 19, 2003                /s/  Charles  B.  Radloff
                                          -----------------------------------
                                          Charles  B.  Radloff,  Director